As filed with the Securities and Exchange Commission on December 13, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ACCELERATE DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3826 (Primary Standard Industrial Classification Code Number)	87-1072256 (IRS Employer Identification No.)
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jack Phillips
President and Chief Executive Officer
Accelerate Diagnostics, Inc.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael A. Gordon Istvan A. Hajdu J. Carlton Fleming Sidley Austin LLP 787 7th Avenue New York, New York 10019 (212) 839-5300	Michael D. Maline Brian K. Rosenzweig Covington & Burling LLP The New York Times Building 620 8th Ave New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 13, 2023
PROSPECTUS
           Units
Each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock
Pre-Funded Units
Each Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock
           Shares of Common Stock Underlying the Warrants and the Pre-Funded Warrants
Accelerate Diagnostics, Inc.

We are offering           units (“Units”), each consisting of one share of our common stock and one warrant to purchase one share of our common stock (each, a “Warrant”). The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering. The Warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.
We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose pre-funded units (“Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of our common stock (each, a “Pre-Funded Warrant”), and a Warrant. The purchase price of each Pre-Funded Unit will equal the price per Unit, minus $0.01, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.01 per share of our common stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full.
For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.
This offering also includes the common stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants.
We refer to the shares of our common stock, the Warrants, the Pre-Funded Warrants and the shares of our common stock issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the “Securities.”
Pursuant to a securities purchase agreement, dated as of June 9, 2023, as amended by the First Amendment to the Securities Purchase Agreement, dated as of December 12, 2023 (the “Securities Purchase Agreement”), between us and the Jack W. Schuler Living Trust (the largest shareholder of the Company and an entity affiliated with Jack W. Schuler, a director of the Company, the “Trust”), the Trust has agreed to backstop an offering by the Company for aggregate proceeds of $10 million. Accordingly, the Trust has agreed to purchase in a private placement, at the public offering price per Unit, Units equal to $10 million less the aggregate gross proceeds to the Company resulting from the issuance of Units in this offering. If the aggregate gross proceeds to the Company resulting from the issuance of Units in this offering is more than

$10 million, the Trust has agreed to purchase $2 million of Units at the public offering price. In addition, the Trust has the right to purchase additional Units such that the total amount of Units purchased by the Trust equals $10 million.
Our common stock is traded on The Nasdaq Capital Market under the symbol “AXDX.” On December 12, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $4.48 per share.
There is no established trading market for any of the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.
Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 9 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.
	Per Unit(1)	Per Pre-Funded Unit(2)	Total(3)
Public offering price	$		$
Underwriting discounts and commissions to be paid by us(4)	$		$
Proceeds, before expenses, to us(5)	$		$

(1)
The price per Unit is equal to $       per share of common stock and $       per accompanying Warrant.

(2)
The price per Pre-Funded Unit is equal to $       per share of Pre-Funded Warrant and $       per accompanying Warrant.

(3)
We will reimburse the underwriters for certain expenses. See the section of this prospectus entitled “Underwriting” for additional disclosure regarding underwriting discounts, commissions and expenses.

(4)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

(5)
Assumes no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional           shares of our common stock and/or additional Warrants to purchase up to             shares of common stock, and any combination thereof, within 30 days from the date of this prospectus solely to cover over-allotments, if any. The aggregate number of shares of our common stock sold pursuant to the underwriters’ option may not exceed 15% of the total number of shares of our common stock and Pre-Funded Warrants sold in the offering. If the underwriters exercise the option in full for shares of our common stock and the accompanying Warrants the total underwriting discounts and commissions payable will be $        and the total proceeds to us, before expenses, will be $       .
Delivery of the Units and Pre-Funded Units is expected to be made on or about                 , 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Sole Book Running Manager
William Blair
Co-Manager
Craig-Hallum Capital Group
The date of this prospectus is           , 2023.

ABOUT THIS PROSPECTUS
We have not, and the underwriters have not, authorized anyone to provide you with any information other than in this prospectus and the information incorporated by reference herein. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Accelerate,” “Company,” “we,” “us” and “our” or similar references to refer to Accelerate Diagnostics, Inc., a Delaware corporation, together with its consolidated subsidiaries.
In July 2023, the Company effected a one-for-ten reverse stock split (the “Reverse Stock Split”). Consequently, on the Company’s condensed balance sheets, the aggregate par value of the issued common stock was reduced by reclassifying the par value amount of the eliminated shares of common stock to additional paid-in capital. All share amounts and outstanding shares, including all common stock equivalents within this prospectus, unless otherwise noted, have been retroactively restated in this Prospectus for all periods presented to reflect the Reverse Stock Split; certain documents incorporated by reference have not been restated to reflect the Reverse Stock Split.

i

INDUSTRY AND MARKET DATA
Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our common stock. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”
Our Company
We are an in vitro diagnostics company dedicated to providing solutions that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections. Microbiology laboratories need new tools to address what the U.S. Centers for Disease Control and Prevention calls one of the most serious healthcare threats of our time, antibiotic resistance. A significant contributing factor to the rise of resistance is the overuse and misuse of antibiotics, which is exacerbated by a lack of timely diagnostic results. The delay of identification and antibiotic susceptibility results is often due to the reliance by microbiology laboratories on traditional culture-based tests that often take two to three days to complete. Our technology platform is intended to address these challenges by delivering significantly faster testing of infectious pathogens in various patient sample types.
Accelerate Pheno
Our first system to address these challenges is the Accelerate Pheno® system. The Accelerate PhenoTest® BC Kit, which is the first test kit for the system, is indicated as an aid, in conjunction with other clinical and laboratory findings, in the diagnosis of bacteremia and fungemia, both life-threatening conditions with high morbidity and mortality risk. The device provides identification (“ID”) results followed by antibiotic susceptibility testing (“AST”) for certain pathogenic bacteria commonly associated with or causing bacteremia. This test kit uses genotypic technology to identify infectious pathogens and phenotypic technology to conduct AST, which determines whether live bacterial cells are resistant or susceptible to a particular antimicrobial. This information can be used by physicians to rapidly modify antibiotic therapy to lessen adverse events, improve clinical outcomes and help preserve the useful life of antibiotics.
In June 2015, we declared our conformity to the European In Vitro Diagnostic Directive 98/79/EC and applied a CE mark to the Accelerate Pheno system and the Accelerate PhenoTest BC Kit for in vitro diagnostic use. On February 23, 2017, the U.S. Food and Drug Administration (“FDA”) granted our de novo classification request to market the first version of our Accelerate Pheno system and Accelerate PhenoTest BC Kit.
In 2017, we began selling the Accelerate Pheno system in hospitals in the United States, Europe, and the Middle East. Consistent with our “razor” / “razor-blade” business model, revenues to date have principally been generated from the sale or leasing of the instruments and the sale of single use consumable test kits.
In August 2022, we entered into a sales and marketing agreement (the “Sales and Marketing Agreement”) with Becton, Dickinson and Company (“BD”). We entered into the Sales and Marketing Agreement in order to leverage BD’s expansive global sales team, benefit from natural synergies between BD’s existing products and those from us, and reduce our sales and marketing expenses. See “Sales, Marketing, and Distribution” for additional information.
Accelerate Arc
In 2022, we announced the launch and commercialization of the Accelerate ArcTM system and BC Kit (“Accelerate Arc Products”). This instrument and associated one-time-use test kit automates the clean-up and concentration of microbial cells from positive blood culture samples. In May 2022, we announced IVD registration of the Accelerate Arc system and BC Kit with the FDA as a Class I device exempt from FDA clearance requirements, and in June 2022 we received CE In Vitro Diagnostic Regulation (IVDR) registration for use in Europe.

Since that time, we have been in discussions with the FDA regarding the commercialization of our Accelerate Arc Products in the United States as Class I devices exempt from 510(k) clearance requirements. We continue to be in active dialogue with the FDA to determine the appropriate regulatory pathway. While these discussions are ongoing, we have put our United States sales and marketing efforts of Accelerate Arc Products on hold, and have continued to market and distribute the Accelerate Arc Products in Europe pursuant to its existing CE IVDR registration.
A technology receiving wide attention is mass spectrometry, and particularly the matrix-assisted laser desorption ionization time of flight version (“MALDI-TOF”). These systems build an empiric database from protein spectra acquired from many thousands of purified bacterial and fungal strains. They require a pure strain isolate for analysis and enrichment culturing to produce enough material to analyze.
MALDI-TOF systems have a major advantage over other molecular methods in identifying a very broad range of organisms. Cost of ownership is also substantially below that of older molecular methods, although the requirement for extensive organism enrichment and purification, as well as the inability to quantify live organisms or distinguish samples derived from viable organisms, substantially limits this technology from time-critical decision support. Also, as with the older molecular methods, MALDI-TOF systems cannot identify major drug resistance expression and face the same fundamental biological barriers as gene detection.
In November 2023, we announced a collaboration and quality agreement with Bruker Corporation (Bruker), the provider of the MALDI Biotyper MALDI-TOF system for microbial identification, which has agreements with a number of companies for distribution, including BD, TREK and Siemens. This agreement allows us to partner with Bruker to validate the use of our Accelerate Arc system with Bruker’s MALDI Biotyper system for subsequent registration in both the US and EMEA markets.
We continue to invest in product development to enhance our existing products. Our current research and development areas of focus include the potential addition, if authorized by the FDA, of new AST content for our Accelerate Pheno system and of additional applications for our Accelerate Arc Products.
Accelerate WAVE
The Accelerate WaveTM system, currently in development, performs AST directly from positive blood culture (“PBC”) bottles and bacterial isolate colonies (“Isolates”) to report minimum inhibitory concentrations (“MICs”) with a goal of delivering results within 4.5 hours. The fully automated system is based on the principle of digital holographic microscopy, which allows for simultaneous volumetric imaging of a sample suspension at a high spatial resolution, enabling direct observation of phenotypic responses of individual bacterial cells in relatively short time periods versus more traditional AST methods. The Wave system uses a time series of holograms to provide microbial quantitation under antimicrobial stress, enabling rapid determination of minimum inhibitory concentration. Additionally, Wave holograms provide morphological information at the level of individual cells. For some bug-drug combinations morphology is a leading indicator of future MIC.
A key differentiator of the Accelerate Wave system to current on-market and emerging AST competitors is the system’s ability to process PBC as well as Isolates AST diagnostics results. Our initial launch of menu items will include a PBC assay that can be run on the Accelerate Wave system. This will be followed by development of an Isolate assay. Our ability to process Isolates with the Wave system expands our addressable market today with our Accelerate Pheno system and Accelerate Arc Products with PBC samples to include a much larger sample volumes segment of the market, Isolates within the microbiology testing market. Based on our on-market experience with our Accelerate Pheno system, we see significant workflow benefits to microbiology labs by offering consolidated PBC and Isolate susceptibility testing on to a single, rapid, AST diagnostic. Further, recent voice-of-customer interviews highlight the value that Wave brings to the global marketplace with a high percentage of interviewed customers expressing interest in evaluating Wave once available. The Accelerate Wave system AST modules will be able to test five-to-ten assays per module and can scale to have 5 modules per system which will address the vast majority of microbiology lab volumes and workflows. Additionally, the cost to produce Accelerate Wave assays will be significantly lower than our standard costing for the Accelerate PhenoTest BC Kit which could improve the Company’s margin profile as we seek FDA regulatory clearance for the Accelerate Wave system and assays.

While we will continue to seek ways to improve the utility of our existing products, the primary focus of our current research and development efforts is our next generation AST platform, Wave, which is being developed with the goal to have lower cost, higher throughput, and the capability to test a broader set of sample types when compared to our Accelerate Pheno system.
Corporate Information
We were incorporated in 1982 in Colorado under the name Sage Resources Corp., and through a series of subsequent transactions, we became Accelerate Diagnostics, Inc., a Delaware corporation, in December 2012.
For additional information about our Company, please refer to other documents we have filed with the Securities and Exchange Commission (the “SEC”) and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”
Our principal executive offices are located at 3950 South Country Club Road, Suite 470 Tucson, Arizona 85714. Our telephone number is (520) 365-3100. Additional information can be found on our website, at www.acceleratediagnostics.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov. No portion of our website is incorporated by reference into this prospectus.

THE OFFERING
Units offered by us
         Units, each consisting of one share of our common stock and a Warrant to purchase one share of our common stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable and will be issued separately in this offering.
Pre-Funded Units offered
by us
We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The purchase price per Pre-Funded Unit will be equal to the price per Unit, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.
Warrants
Each Warrant will have an exercise price of $     (     % of the public offering price per Unit) per share of common stock, will be immediately exercisable and will expire five years from the date of issuance. To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Warrants
Pre-Funded Warrants
Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.01 per share of our common stock and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants.
Underwriters’ over-allotment option
We have granted the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional         shares of our common stock and/or additional Warrants to purchase up to          shares of common stock, and any combination thereof, within 30 days from the date of this prospectus solely to cover over-allotments, if any. The aggregate number of shares of our common stock sold pursuant to the underwriters’ option may not exceed 15% of the total number of shares of our common stock and Pre-Funded Warrants sold in the offering.
Common stock outstanding immediately after the
offering
         shares or         shares if the underwriters exercise their over-allotment option in full (in each case, assuming no issuance of any Pre-Funded Units and no exercise of Warrants issued in connection with this offering).
Use of proceeds
We estimate that the net proceeds to us from the offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discount and estimated offering expenses payable by us and assuming no issuance of Pre-Funded Units and no exercise of Warrants issued in connection with this offering.
We intend to use the proceeds of this offering to fund our Wave program through initial FDA 510(k) submission, to repay our outstanding 2.50% convertible senior notes (the “2.50% Notes”), for working capital and for general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.
Nasdaq Stock Market symbol
Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “AXDX”.
There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.
Transfer agent
Broadridge Corporate Issuer Solutions, Inc.
Risk factors
Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 9 of this prospectus, as well as the other information included or incorporated by reference in this prospectus, before buying any of our securities.
The number of shares of our common stock that will be outstanding immediately after this offering is based on 14,504,695 shares outstanding as of September 30, 2023 and excludes the following:
•
379,278 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $148.47 per share;

•
1,313,931 shares of our common stock issuable upon the vesting of outstanding restricted stock units which have not yet vested;

•
3,000,000 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

•
8,552,140 shares of our common stock reserved for issuance upon conversion of our outstanding 5.00% senior secured convertible notes (the “5.00% Notes”) due 2026 (based on the initial conversion rate of such notes), including 287,000 shares that were issued upon conversion between October 1, 2023 and November 30, 2023;

•
247,171 shares of our common stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $21.20 per share; and

•
any shares of our common stock that may be sold pursuant to the Securities Purchase Agreement.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:
•
no Pre-Funded Units sold in this offering;

•
no purchase or sale of Units pursuant to the Securities Purchase Agreement;

•
no exercise of the Warrants issued in connection with this offering; and

•
no exercise of the underwriters’ over-allotment option.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated financial data for the years ended December 31, 2022, 2021 and 2020 and as of December 31, 2022 and 2021 has been derived from our audited consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. The following summary consolidated financial data for the nine months ended September 30, 2023 and 2022 and as of September 30, 2023 has been derived from our unaudited condensed consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is incorporated by reference in this prospectus. Our unaudited condensed consolidated interim financial statement data has been prepared on a basis consistent with which our audited consolidated financial statements have been prepared. These interim results are not necessarily indicative of results to be expected for the full year.
You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information included in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference in this prospectus. See the section in this prospectus entitled “Incorporation of Certain Information by Reference” for more information regarding documents incorporated by reference herein. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.
	Nine Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)
	(In thousands, except per share amounts)
Statement of Operations Data:
Net sales	$9,032	$9,780	$12,752	$11,782	$11,165
Gross profit (loss)	1,917	2,462	3,303	(381)	4,459
Loss from operations	(43,298)	(48,845)	(62,805)	(71,560)	(63,700)
Net loss before income taxes	(48,334)	(47,884)	(62,570)	(77,657)	(78,203)
Net loss	$(48,620)	$(47,884)	$(62,493)	$(77,702)	$(78,208)
Net loss per share:
Basic and Diluted (unaudited)	$(4.13)	$(6.21)	$(7.61)	$(12.59)	$(13.96)
	As of September 30,	As of December 31,
	2023	2022	2021
	(unaudited)
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$20,162	$34,905	$39,898
Total assets	39,324	65,015	83,047
Total liabilities	74,357	87,279	118,118
Total stockholders’ deficit	(35,033)	(22,264)	(35,071)
Net loss per share, basic and diluted, has been derived from our audited financial statements contained in our Annual Report on Form 10-K for the years ended December 31, 2022, 2021 and 2020, except that the net loss per share, basic and diluted, and the related shares used in the calculation of net loss per share have been revised to reflect the effect of the Reverse Stock Split, as shown below.

As Reported
	Years Ended December 31,
(in thousands, except per share data)	2022	2021	2020
Net loss	$(62,493)	$(77,702)	$(78,208)
Net loss per share – basic and diluted	$(0.76)	$(1.26)	$(1.40)
Shares used in the calculation of net loss per share – basic and diluted	82,161	61,727	56,010
As Adjusted for the 1:10 Reverse Stock Split (unaudited)
	Years Ended December 31,
(in thousands, except per share data)	2022	2021	2020
Net loss	$(62,493)	$(77,702)	$(78,208)
Net loss per share attributable to common stockholders – basic and diluted	$(7.61)	$(12.59)	$(13.96)
Shares used in the calculation of net loss per share – basic and diluted	8,216	6,173	5,601

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and all other information contained or incorporated by reference into this prospectus before deciding whether to purchase the Securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.
Summary of the Material and Other Risks Associated with Our Business
We are subject to a variety of risks and uncertainties, including risks related to our financial condition, liquidity and indebtedness; risks related to our business and strategy; risks related to our intellectual property; risks related to our research and development activities; risks related to government regulation; risks related to our common stock; risks related to our convertible senior notes; and certain general risks, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. These risks include, but are not limited to, the following principal risks:
•
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

•
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock included as part of the Units offered hereby or that may be issued upon the exercise of any Warrant or Pre-Funded Warrants.

•
You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

•
There is no public market for the Warrants and the Pre-Funded Warrants.

•
Holders of the Warrants and the Pre-Funded Warrants will not have rights of holders of our shares of common stock until the Warrants and the Pre-Funded Warrants are exercised.

•
Our financial condition, including our substantial indebtedness, raises substantial doubt regarding our ability to continue as a going concern.

•
We have substantial indebtedness, which could have important consequences to our business.

•
Servicing our debt could require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

•
We are in default of payment obligations under the terms of our 2.50% Notes, which matured on March 15, 2023 and became due and payable.

•
We have limited revenues from our products and no assurance of future revenues.

•
We have a history of losses and expect to continue to incur losses in the future, and we cannot be certain that we will achieve or sustain profitability.

•
Our future profitability and continued existence are dependent in large part upon the successful commercialization of the Accelerate Pheno system and further development and commercialization of associated test kits, the Accelerate Arc and Accelerate Wave systems.

•
We have entered into a sales and marketing agreement with BD and will substantially depend on BD for the successful commercialization of our products.

•
Our future product candidates have not obtained marketing authorization from the FDA, and they may never obtain such marketing authorization or other regulatory clearance.

•
We may not be able to correctly estimate or control our future operating expenses, which could lead to cash shortfalls, and impact our ability to continue as a going concern.

•
If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our products may be delayed and, as a result, our stock price may decline.

•
We may not be able to enhance the capabilities of our current and new products to keep pace with our industry’s rapidly changing technology and customer requirements.

•
The failure of our current or any future diagnostic products to perform as expected could significantly impair our reputation and the public image of our products, and we may be subject to legal claims arising from any defects or errors.

•
We are dependent on our key employees. If we are unable to recruit, train or retain qualified personnel, we may not achieve our goals.

•
Our industry is highly competitive, and we may not be successful in competing with our competitors. We currently face competition from new and established competitors and expect to face competition from others in the future, including those with new products, technologies or techniques.

•
If we fail to estimate customer demand properly, our financial results could be harmed.

•
Disruptions in the supply of raw materials, consumable goods or other key product components, or issues associated with their quality from our single source suppliers, could result in a significant disruption in sales and profitability.

•
We have made and intend to make significant additional investments in research and development, but there is no guarantee that any of these investments will ultimately result in commercial products that will generate revenues.

•
The regulatory processes applicable to our products and operations are expensive, time-consuming, and uncertain and may prevent us from obtaining required authorizations for the commercialization of our products.

•
To the extent we deliver shares upon conversion of the 5.00% Notes, the ownership interests of existing stockholders could be diluted and our stock price may be adversely impacted.

•
We have significantly increased the total number of authorized shares of common stock under our certificate of incorporation, which could cause significant dilution.

•
We are likely to require additional capital in the future, and you may incur dilution to your stock holdings.

•
Our stock price has been volatile and may continue to be volatile and traded on low volumes.

•
Current macroeconomic conditions and the uncertain economic outlook may remain challenging for the foreseeable future.

Risks Related to This Offering
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock included as part of the Units offered hereby or that may be issued upon the exercise of any Warrant or Pre-Funded Warrants.
If the price per share of our common stock being offered as part of the Units or that may be issued upon the exercise of any Warrant or Pre-Funded Warrants is higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering or the common stock underlying the Warrants or Pre-Funded Warrants you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.
You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities, including any securities sold pursuant to the Securities Purchase Agreement, may adversely affect our common stock price.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of securities in this offering, including any securities sold pursuant to the Securities Purchase Agreement, and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.
There is no public market for the Warrants or the Pre-Funded Warrants.
There is no established public trading market for the Warrants or the Pre-Funded Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of those securities will be limited.
Holders of the Warrants and the Pre-Funded Warrants will not have rights of holders of our shares of common stock until such Warrants and Pre-Funded Warrants are exercised.
The Warrants and the Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of Warrants and Pre-Funded Warrants acquire shares of our common stock upon exercise of the Warrants and the Pre-Funded Warrants, holders of Warrants and Pre-Funded Warrants will have no rights with respect to our shares of common stock underlying such Warrants and Pre-Funded Warrants.
Risks Related to Our Financial Condition, Liquidity and Indebtedness
Our financial condition, including our substantial indebtedness, raises substantial doubt regarding our ability to continue as a going concern.
Since inception, we have not achieved profitable operations or positive cash flows from operations. Our accumulated deficit totaled $655.9 million as of September 30, 2023. During the nine months ended September 30, 2023, we had a net loss of $48.6 million and negative cash flows from operations of $32.4 million. We had a working capital deficit of $5.3 million as of September 30, 2023. Additionally, we have a substantial amount of indebtedness primarily comprised of $66.2 million aggregate principal amount of 5.00% Notes and $0.7 million aggregate principal amount of 2.50% Notes outstanding.
As a result of our financial condition, we have determined that, as of the date of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, there is substantial doubt about our ability to continue as a going concern, as we do not currently have adequate financial resources to fund its forecasted operating costs for at least twelve months from the date of the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The report of our independent registered public accountant on our financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2023 also includes explanatory language describing the existence of substantial doubt about our ability to continue as a going concern. The presence of this going concern explanatory language could adversely affect our ability to raise additional debt or equity financing, as well as to further develop and market our products, all of which could have a material adverse impact on our business, results of operations and financial condition. See Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources and Liquidity” and Part I, Item 1, Note 1, “Organization and Nature of Business; Basis of Presentation; Principles of Consolidation; Significant Accounting Policies” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for additional information.
Management currently believes that it will be necessary for us to secure additional funds to continue our existing business operations and to fund our obligations. While we continue to explore additional funding in the form of potential equity and/or debt financing arrangements or similar transactions, there can be no assurance the necessary financing will be available on terms acceptable to us, or at all. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of common stock. If we raise funds by issuing additional debt, it is likely any new debt would have rights, preferences and privileges senior to common stockholders. The terms of borrowing could impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing. In addition, recent and anticipated future increases in federal fund rates set by the Federal Reserve, which serve as benchmark rates on borrowing, and other general economic conditions may impact the cost of debt financing or refinancing existing debt.
If we are unable to obtain adequate capital resources to fund operations, we would not be able to continue to operate our business pursuant to our current plans. This may require us to, among other things, materially modify our operations to reduce spending; sell assets or operations; delay the implementation of, or revising certain aspects of, our business strategy; or discontinue our operations entirely.
We have substantial indebtedness, which could have important consequences to our business.
We have a substantial amount of indebtedness primarily comprised of our 5.00% Notes. As of September 30, 2023, we had $66.2 million aggregate principal amount of 5.00% Notes outstanding, which mature on December 15, 2026. We pay interest on the 5.00% Notes by payment-in-kind (“PIK”), through the issuance of additional 5.00% Notes (“PIK Notes”). The indenture governing the 5.00% Notes (the “5.00% Notes Indenture”) provides that we may be required to repay amounts due under the 5.00% Notes Indenture in the event that there is an event of default for the 5.00% Notes that results in the principal, premium and interest, if any, becoming due prior to the maturity date for the 5.00% Notes. There can be no assurance that we will be able to repay this indebtedness when due, or that we will be able to refinance this indebtedness on acceptable terms or at all. In addition, our indebtedness could, among other things:
•
heighten our vulnerability to adverse general economic conditions and heightened competitive pressures;

•
require us to dedicate a larger portion of our cash flow from operations to interest payments, limiting the availability of cash for other purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and industry;

•
impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

•
impact our ability to continue as a going concern.

Additionally, our failure to repurchase 5.00% Notes at a time when the repurchase is required by the 5.00% Notes Indenture (whether upon a fundamental change or otherwise under the 5.00% Notes Indenture) would constitute a default under the 5.00% Notes Indenture. A default under the 5.00% Notes Indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness, repurchase the 5.00% Notes or make cash payments upon conversions thereof.
Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.
Our ability to make scheduled payments on the principal of or to refinance our indebtedness, primarily including the 5.00% Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. For example, we were in default of payment obligations under the terms of our 2.50% Notes, which matured on March 15, 2023 and became due and payable. As a result, we consummated a series of transactions to allow for the restructuring of our capital structure (the “Restructuring Transactions”), including the 2.50% Notes, a secured promissory note with the Trust (the “Secured Note”) and the then outstanding Series A Preferred Stock, as well as an amendment to a Securities Purchase Agreement that the Company entered into with the Trust in March 2022 (the “March 2022 Securities Purchase Agreement”), which resulted in significant dilution to the ownership interests of our existing stockholders.
Our ability to repay our remaining indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
We are in default of payment obligations under the terms of our 2.50% Notes, which matured on March 15, 2023 and became due and payable.
The 2.50% Notes matured on March 15, 2023 and became due and payable. As of September 30, 2023, approximately $0.7 million remains in default and accruing interest at 2.50%.
Risks Related to Our Business and Strategy
We have limited revenues from our products and no assurance of future revenues.
We have received limited revenue from sales of the Accelerate Pheno system and the Accelerate PhenoTest BC Kit. As a result, during the years ended December 31, 2022, 2021 and 2020, and for the nine months ended September 30, 2023, we experienced losses from operations. Our future revenues are dependent on the successful commercialization of our products and there can be no assurance that we will be successful at the levels necessary to cover the costs of operations. If we are unsuccessful in generating sufficient revenues from our current and future products, we will likely continue to experience losses from operations and negative cash flow.
We have a history of losses and expect to continue to incur losses in the future, and we cannot be certain that we will achieve or sustain profitability.
Until we received FDA approval to market the Accelerate Pheno system, we were a development-stage company and therefore incurred significant losses in prior years. While we are currently commercializing the Accelerate Pheno system and the Accelerate Arc system outside of the United States, we have incurred significant costs in connection with the development and commercialization of our technology and expect to continue to incur further costs in the development and commercialization of our Accelerate Wave system. There is no assurance that we will achieve sufficient revenues to offset anticipated operating costs, and we expect to continue to incur losses in the future. Our ability to achieve or sustain profitability depends on numerous factors including the market acceptance of our products, product quality, future product development and our market penetration and margins. If we are unsuccessful in generating sufficient revenues from our products, we will likely continue to experience losses from operations and negative cash flow. Although we anticipate deriving revenues from the sale of our products, no assurance can be given that these products can be sold on a net profit basis. If we achieve profitability, we cannot give any assurance that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

Our future profitability and continued existence are dependent in large part upon the successful commercialization of the Accelerate Pheno system and further development and commercialization of associated test kits, the Accelerate Arc and Wave systems.
Our principal business strategy involves the successful commercialization of the Accelerate Pheno system and further development and commercialization of associated test kits, the Accelerate Arc module and BC kit and future products, Accelerate Wave. On June 30, 2015, we declared our conformity to the European In Vitro Diagnostic Directive 98/79/ EC and applied a CE Mark to the Accelerate Pheno system and the Accelerate PhenoTest BC kit for in vitro diagnostic use. On February 23, 2017, the FDA granted our de novo request to market our Accelerate Pheno system and Accelerate PhenoTest BC kit. We have and will continue to dedicate a significant amount of resources to market and sell the Accelerate Pheno system. Likewise, we plan to continue our investment in the development of additional test kits and the commercialization of the Accelerate Pheno system in the United States and other jurisdictions in which we intend to pursue marketing authorization. There can be no assurance that we will successfully commercialize the Accelerate Pheno system, any associated test kits, including the Accelerate PhenoTest BC kit, or further develop and commercialize complimentary products such as PhenoTest BC Kit, AST configuration, the Accelerate Arc system, including the Accelerate Arc BC kit, and Accelerate Wave.
Any failure to do so could lead to an impairment of certain of our intellectual property, inventory, property and equipment, and may result in our ceasing operations. We may also be required to expend significantly more resources than planned in this process and, as a result, we may have to cease investing in the Accelerate Pheno system, the Accelerate Arc or Accelerate Wave systems.
Additionally, our efforts to educate hospitals on the benefits of our products require significant resources, and we may experience reluctance from hospitals to purchase our products. If we fail to successfully commercialize our products, we may never receive a return on the significant investments in product development, sales and marketing, regulatory compliance, manufacturing and quality assurance we have made, and on further investments we intend to make, and may fail to generate revenue and gain economies of scale from such investments.
Furthermore, the potential market for our products may not expand as we anticipate or may even decline based on numerous factors, including the introduction of superior alternative product or other factors beyond our control. For example, the market for our products was adversely affected by the COVID-19 pandemic. See “Risks Related to Our Business and Strategy — The COVID-19 pandemic has had, and may continue to have, a significant adverse impact on our commercial operations and also exposes our business to other risks” for additional information. If we are unable to adequately expand the market for our products, this failure would have a material adverse effect on our ability to execute on our business plan and ability to generate revenue.
We have entered into the Sales and Marketing Agreement with BD and will substantially depend on BD for the successful commercialization of our products.
As part of our collaboration with BD pursuant to the Sales and Marketing Agreement, BD will perform certain sales, tactical marketing, technical service call forwarding, order preparation, research and development support and/or regulatory activities on our behalf as our exclusive sales agent for certain of our products, including the Accelerate Pheno system, Accelerate Arc system and related BC Kits. The successful commercialization of our products, including our ability to generate revenue from our arrangement with BD, will depend on BD’s ability to successfully perform the responsibilities assigned to it pursuant to the Sales and Marketing Agreement. While BD is largely responsible for the speed and scope of sales and marketing efforts, we cannot assure you that BD will dedicate the resources necessary to successfully perform its responsibilities pursuant to the Sales and Marketing Agreement, and our ability to cause BD to increase the speed and scope of its efforts may be limited. In addition, sales and marketing efforts could be negatively impacted by the delay or failure by us to obtain additional supportive clinical trial data for our products. We cannot predict the success of our collaboration with BD, and there can be no assurance that the efforts of BD will meet our expectations or result in any significant product sales or cost savings within the anticipated time frame or at all.

In the event that BD fails to perform under the Sales and Marketing Agreement, or if the Sales and Marketing Agreement is terminated, this could delay our product commercialization efforts, which would materially and adversely affect our business, financial condition, results of operations and cash flows. The termination of the Sales and Marketing Agreement could also require us to revise our commercialization and business strategy going forward and divert management attention and resources. In addition, the termination of the Sales and Marketing Agreement could materially impact our ability to enter into additional collaboration agreements with new partners on favorable terms, if at all.
Our future product candidates have not obtained marketing authorization from the FDA, and they may never obtain such marketing authorization or other regulatory clearance.
Our success in part depends on our ability to obtain additional product marketing authorizations from the FDA for product candidates in our pipeline, including our Accelerate Wave system. If our attempts to obtain marketing authorization or other regulatory clearance are unsuccessful, we may be unable to generate sufficient revenue to sustain and grow our business. Our future product candidates may not be sufficiently sensitive or specific to obtain, or may prove to have other characteristics that preclude our obtaining, marketing authorization from the FDA or regulatory clearance. The process of obtaining regulatory clearance is expensive and time-consuming and can vary substantially based upon, among other things, the type, complexity and novelty of our product candidates. Changes in regulatory policy, changes in or the enactment of additional statutes or regulations or changes in regulatory review for each submitted product application may cause delays in the clearance of, or receipt of marketing authorization from the FDA for, a product candidate or rejection of a regulatory application altogether. The FDA has substantial discretion in the de novo review and clearance processes and may refuse to accept any application or may decide that our data is insufficient for clearance and require additional pre-clinical, clinical or other studies. In addition, varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent marketing authorization from the FDA or regulatory clearance of a product candidate. Any marketing authorization from the FDA or regulatory clearance we ultimately obtain may be limited or subject to restrictions or post-market commitments that render the product candidate not commercially viable.
We may not be able to correctly estimate or control our future operating expenses, which could lead to cash shortfalls, and our ability to continue as a going concern.
Our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which may be outside of our control. These factors include, but are not limited to:
•
the expenses we incur for research and development required to maintain and improve our technology, including the continuing development of the Accelerate Pheno and Accelerate Arc systems and development costs for new products, including Accelerate Wave;

•
the expenses we incur in connection with the development, marketing authorization and regulatory clearance of the use of the Accelerate Pheno system to test on additional specimen types and our Accelerate Arc system, as well as in connection with the development of new products;

•
the costs of preparing, filing, prosecuting, defending and enforcing patent claims and other intellectual property related costs, including litigation costs and the results of such litigation;

•
the expenses we incur in connection with commercialization activities, including product marketing, sales and distribution expenses;

•
the costs incurred to build manufacturing capabilities;

•
the expenses to implement our sales strategy;

•
the costs to attract and retain personnel with the skills required for effective operations; and

•
the costs associated with being a public company.

Our budgeted expense levels are based in part on our expectations concerning future revenues from sales of the Accelerate Pheno system, the Accelerate Arc system, as well as our assessment of the future investments needed to expand our commercial organization and support research and development activities in connection with our Accelerate Pheno, Accelerate Arc and Accelerate Wave systems. We may be unable to reduce our expenditures in a timely manner to compensate for any unexpected events or a shortfall in revenue. Accordingly, a shortfall in demand for our products or other unexpected events could have an immediate and material impact on our cash levels.
If we do not achieve our projected development goals in the time frames we announce and expect, the commercialization of our products may be delayed and, as a result, our stock price may decline.
From time to time, we estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development goals. These goals may include the commencement or completion of clinical trials and the submission of regulatory filings, including those related to the ongoing development of our Accelerate Wave system. From time to time, we may publicly announce the expected timing of some of these goals. All of these goals are, and will be, based on a variety of assumptions. The actual timing of these goals can vary significantly compared to our estimates, in some cases for reasons beyond our control. We may also experience numerous unforeseen events that could delay or prevent our ability to receive marketing approval or commercialize our product candidates, including the uncertainties and risks set forth in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and in our other filings with the SEC. For example, on October 21, 2022, the Company filed a Current Report on Form 8-K announcing it has been in recent discussions with the FDA regarding its Accelerate Arc Products. Pursuant to such discussions, the FDA has challenged the Company’s commercialization of the Accelerate Arc Products in the United States as a Class I device exempt from 510(k) clearance requirements. The Company is in active dialogue with the FDA to determine the appropriate regulatory pathway. While these discussions are ongoing, the Company has put on hold in the United States its sales and marketing efforts of the Accelerate Arc Products. If we do not meet our goals as publicly announced, the commercialization of our product candidates may be delayed and, as a result, our stock price may decline.
We may not be able to enhance the capabilities of our current and new products to keep pace with our industry’s rapidly changing technology and customer requirements.
Our industry is characterized by rapid technological changes, frequent new product introductions and enhancements and evolving industry standards. Our future success will depend significantly on our ability to enhance our current products and develop or acquire and market new products that keep pace with technological developments and evolving industry standards as well as respond to changes in customer needs. New technologies, techniques or products could emerge that might offer better combinations of price and performance than the products and systems that we plan to sell. It is critical to our success that we anticipate changes in technology and customer requirements and physician, hospital and healthcare provider practices and successfully introduce new, enhanced and competitive technologies to meet our prospective customers’ needs on a timely and cost-effective basis. At the same time, however, we must carefully manage our introduction of new products. If potential customers believe that such new products will offer enhanced features or be sold for a more attractive price, they may delay purchases of existing products until such new products are available.
Further, there can be no assurance that we will be successful in developing or acquiring product enhancements or new products to address changing technologies and customer requirements adequately, that we can introduce such products on a timely basis or that any such products or enhancements will be successful in the marketplace. If we are unable to successfully develop or acquire new products or if the market does not accept our products, or if we experience difficulties or delays in the final development and commercialization of our products, we may be unable to attract additional customers for our products or strategic partners to license our products.
The failure of our current or any future diagnostic products to perform as expected could significantly impair our reputation and the public image of our products, and we may be subject to legal claims arising from any defects or errors.
Our success will depend on the market’s confidence that our technologies can provide reliable, high-quality diagnostic results. We believe that our customers are likely to be particularly sensitive to any defects or errors in the Accelerate Pheno system. As is typical of complex diagnostic systems we occasionally experience support issues or other performance problems with the Accelerate Pheno system. We have also experienced customer returns of our Accelerate Pheno system, some of which related to quality issues. We could face warranty and liability claims against us and our reputation could suffer as a result of such failures. We cannot assure you that our product liability insurance would adequately protect our assets from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing insurance coverage in the future. In addition, the FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. A recall, material liability claim or other occurrence that harms our reputation or decreases market acceptance of our products could cause us to incur significant costs, divert the attention of our key personnel or cause other significant customer relations problems.
In the past, we have experienced disappointing or negative publication results regarding the efficacy of our products. Such negative publicity could diminish our reputation and future sales of our products, which could have a material impact on our financial performance.
If treatment guidelines for bacterial infections change, or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for our product candidates.
If treatment guidelines for bacterial infections change, or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA or other regulatory clearance for our product candidates. If treatment guidelines change so that different treatments become desirable, the Accelerate Pheno system may no longer provide the information sought by physicians, and we could be required to seek marketing authorization from the FDA or other regulatory clearance for a revised product.
Breaches of our information technology systems could have a material adverse effect on our operations and potentially result in liability, depending on the type of breach and information compromised.
We rely on information technology systems to process, transmit and store electronic information, which may include protected health information, in our day-to-day operations. In addition, our research and development operations are highly dependent on our information technology and storage. Our products also include software and data components. Our information technology systems have been subjected to computer viruses or other malicious codes and phishing attacks, and we expect to be subject to similar viruses and codes in the future. Attacks on our information technology systems or products could result in our intellectual property, unsecured protected health information, and other confidential information being lost or stolen, including the disclosure of our trade secrets, disruption of our operations, loss of valuable research and development data, the need to notify individuals whose information was disclosed, increased costs for security measures or remediation costs and diversion of management attention and other negative consequences. While we will continue to implement protective measures to reduce the risk of and detect future cyber incidents, cyber-attacks are becoming more sophisticated and frequent, and the techniques used in such attacks change rapidly. There can be no assurance that our protective measures will prevent future attacks that could have a significant impact on our business. There also can be no assurance that our cyber insurance will be sufficient to cover the total loss or damage caused by a cyber-attack. In addition, the costs of responding to and recovering from such incidents may not be covered by insurance.
Failure to comply with a variety of U.S. and international privacy laws to which we are subject could harm the Company.
Any failure by us or our vendor or other business partners to comply with federal, state or international privacy, data protection or security laws or regulations relating to the collection, use, retention, security and transfer of personally identifiable information could result in regulatory or litigation-related actions against us, legal liability, fines, damages, ongoing audit requirements and other significant costs. A significant data privacy regulation is the General Data Protection Regulation which applies to the processing of personal information collected from individuals located in the European Union, and has created new compliance obligations and has significantly increased fines for noncompliance. Substantial expenses and operational changes may be required in connection with maintaining compliance with such laws, and in particular certain emerging privacy laws are still subject to a high degree of uncertainty as to their interpretation and application.
We are dependent on our key employees. If we are unable to recruit, train and retain qualified personnel, we may not achieve our goals.
Because of the complex and technical nature of our products and the dynamic market in which we compete, our future success depends on our ability to recruit, train and retain key personnel, including our senior management, research and development, science and engineering, manufacturing and sales and marketing personnel. For example, we are highly dependent on the management and business expertise of Jack Phillips, our President and Chief Executive Officer. We do not maintain key person life insurance for Mr. Phillips or any of our employees. Our industry is very competitive for qualified personnel. To the extent that the services of Mr. Phillips would be unavailable to us, we may be unable to employ another qualified person with the appropriate background and expertise to replace Mr. Phillips on terms suitable to us.
Our growth depends, in particular, on attracting, retaining and motivating highly trained sales personnel with the necessary scientific background and ability to understand our systems and pathogens at a technical level. In addition, we may need additional employees at our manufacturing facilities to meet demand for our products as we scale up our sales and marketing operations. Like many companies, we have experienced an increased level of employee attrition since the COVID-19 pandemic. We have various programs designed to improve employee retention, but there is no assurance that we will not continue to experience elevated employee attrition levels, which could negatively impact our ability to develop, implement, support and sell our products.
Our industry is highly competitive, and we may not be successful in competing with our competitors. We currently face competition from new and established competitors and expect to face competition from others in the future, including those with new products, technologies or techniques.
The industry in which we compete is subject to rapid technological changes, and we face and expect to continue to face strong competition for our products. Many of our competitors and potential competitors may have substantially greater research and development, financial, manufacturing, customer support, sales and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. In addition, some of our competitors may, individually or together with companies affiliated with them, have greater human and scientific resources than we do.
Our competitors could develop new products or technologies that are more effective than the Accelerate Pheno system, the Accelerate Arc system and any of our other products or product candidates. Additionally, we expect to face further competitive pressure resulting from the emergence of new ID or AST techniques or tests. For example, we are aware that some hospitals have begun using manual methods created through laboratory developed tests, which have been validated for internal hospital-specific use to deliver ID and AST results. Any of these newly developed products, technologies, and techniques may offer a better combination of price and performance than our products and systems. Our failure to compete effectively could materially and adversely affect our business, financial condition and operating results.
We generate a portion of our future revenue internationally and are subject to various risks relating to our international activities which could adversely affect our operating results.
We market and sell the Accelerate Pheno system in other countries outside of the United States. In order to market our products in certain foreign jurisdictions, we, or our distributors or partners, must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements regarding safety and efficacy and governing, among other things, clinical studies and commercial sales and distribution of our products. The approval procedure varies among countries and can involve additional testing. In addition, in many countries outside the United States, a product must be approved for reimbursement before the product can be approved for sale in that country. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all, which could harm our ability to expand into markets outside the United States. In addition, engaging in international business involves a number of other difficulties and risks, including:
•
required compliance with existing and changing foreign healthcare and other regulatory requirements and laws, such as those relating to patient privacy or handling of bio-hazardous waste;

•
required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, data privacy requirements, labor laws and anti-competition regulations;

•
export and import restrictions;

•
various reimbursement and insurance regimes;

•
laws and business practices favoring local companies;

•
longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•
political, economic and social instability, including instability resulting from the ongoing war between Russia and Ukraine, as well as continued and any new sanctions against Russia;

•
potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers;

•
foreign exchange controls;

•
fluctuations due to changes in foreign currency exchange rates;

•
difficulties and costs of staffing and managing foreign operations; and

•
impediments with protecting or procuring intellectual property rights.

In particular, further escalation or expansion of the ongoing international wars and conflicts could impact our European business operations, including disrupting our sales channels and marketing activities, as well as negatively impacting the demand for our products.
In addition, changes in policies and/or laws of the United States or foreign governments resulting in, among other changes, higher taxation, tariffs or similar protectionist laws, currency conversion limitations, limitations on business operations, or the nationalization of private enterprises could reduce the anticipated benefits of international operations and could have a material adverse effect on our ability to expand internationally.
Our employees, independent contractors, principal investigators, consultants, commercial partners, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with legal standards and requirements.
We are exposed to the risk of fraud or other misconduct by our employees, independent contractors, principal investigators, consultants, commercial partners, vendors and other agents, including BD. Misconduct by these parties could include intentional, reckless or negligent failures to: (i) comply with the laws and regulations of the FDA, CMS, the HHS Office of Inspector General, Office for Civil Rights and other similar foreign regulatory bodies; (ii) provide true, complete and accurate information to the FDA and other similar regulatory bodies; (iii) comply with manufacturing requirements of the FDA and other similar regulatory bodies and manufacturing standards we have established; (iv) comply with healthcare fraud and abuse laws and regulations in the United States and similar foreign fraudulent misconduct laws; or (v) report financial information or data accurately, or disclose unauthorized activities to us. These laws may impact, among other things, our activities with principal investigators and research subjects, as well as our sales, marketing and education programs. In particular, the promotion, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing, unauthorized use of protected health information and data breaches, and other abusive practices. These laws may restrict or prohibit a wide range of activities related to pricing, discounting, sales, marketing and promotion, patient support, royalty, consulting, research and other business arrangements, as well as the improper use of patient information obtained in the course of clinical studies. We currently have a compliance program that includes a code of conduct applicable to all of our employees and foreign distributors, but it is not always possible to identify and deter employee and/or commercial partner misconduct, and our compliance program, code of conduct and the other policies and practices we have put into place to identify, address, and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, corporate integrity agreements, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations. Any of these actions or investigations could result in substantial costs to us, including legal fees, and divert the attention of management from operating our business.
Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Any estimates and forecasts relating to the size and expected growth of our market, total available market, estimated test and placement volume and estimated pricing, may prove to be inaccurate, which may have negative consequences, such as overestimation of our potential market opportunity. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all.
We are exposed to risks associated with long-lived assets that may become impaired and result in an impairment charge.
The carrying amounts of long-lived assets are affected whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. Property and equipment includes Accelerate Pheno systems (also referred to as instruments) used for sales demonstrations, instruments under rental agreements and instruments used for research and development. Similarly, the recoverability of the book value of instrument-related inventory could be impacted by changes in growth expectations and require a reduction in their carrying value to the lower of cost or market.
Adverse events or changes in circumstances may affect the estimated discounted future cash flows expected to be derived from long-lived assets. If at any time we determine that an impairment has occurred, we will be required to reflect the impaired value as a charge, resulting in a reduction in earnings, such impairment is identified and a corresponding reduction in our net asset value. In the future we may incur, impairment charges. A material reduction in earnings resulting from such a charge could cause us to fail to meet the expectations of investors and securities analysts, which could cause the price of our stock to decline.
Providing instrument systems to our customers through reagent rental agreements may harm our liquidity.
Many of our systems are provided to customers via “reagent rental” agreements, under which customers are generally afforded the right to rent the instrument and the rental fee is paid through a commitment by the customer to purchase minimum quantities of reagents and test kits over a period of time. Accordingly, we must either incur the expense of manufacturing instruments well in advance of receiving sufficient revenues from test cartridges to recover our expenses or obtain third party financing sources for the purchase of our instrument. The amount of capital required to provide instrument systems to customers depends on the number of systems subject to such arrangements. Our ability to generate capital to cover these costs depends on the amount of our revenues from sales of reagents and test cartridges sold through our reagent rental agreements. We do not currently sell enough reagents and test cartridges to recover all of our fixed expenses, and therefore we currently have a net loss. If we cannot sell a sufficient number of reagents and test cartridges to offset our fixed expenses, our liquidity will continue to be adversely affected.

If we fail to estimate customer demand properly, our financial results could be harmed.
Our products are manufactured based on estimates of customers’ future demand and our manufacturing lead times are very long. This could lead to a significant mismatch between supply and demand, giving rise to product shortages, excess inventory, further instrument-related inventory write-downs, and make our demand forecast more uncertain. In order to have shorter shipment lead times for our customers, we may and have built up inventory for anticipated growth which has not occurred, or may build up inventory to serve what we believe is pent-up demand. In periods with limited available capacity we may and have placed inventory orders significantly in advance of our normal lead times, which could negatively impact our financial results. Additionally, customer behavior changes due to significant events and economic conditions have historically made it more difficult for us to estimate future demand. In estimating demand, we make various assumptions, any of which may and have been incorrect. If we are unable to accurately anticipate demand for our products, our business and financial results could be adversely impacted. For example, excess inventory write-downs were recorded in the third quarter ended September 30, 2023 and in the year ended December 31, 2021 as a result of excess quantities of instrument inventory on hand above and beyond our forecast of future demand for those products.
Situations that may result in excess or obsolete inventory include:
•
changes in business and economic conditions, including downturns in our target markets and/or overall economy;

•
changes in consumer confidence caused by changes in market conditions, including changes in the credit market;

•
a sudden and significant decrease in demand for our products;

•
a higher incidence of inventory obsolescence because of rapidly changing technology or customer requirements;

•
our introduction of new products resulting in lower demand for older products;

•
less demand than expected for newly-introduced products; or

•
increased competition, including competitive pricing actions.

The cancellation or deferral of customer purchase orders could result in our holding excess inventory, which could adversely affect our gross margins. In addition, because we often sell a substantial portion of our products in the last month of each quarter, we may not be able to reduce our inventory purchases in a timely manner in response to customer cancellations or deferrals. We could be required to further write-down our inventory to the lower of cost or net realizable value, and we could experience a reduction in average selling prices if we incorrectly forecast product demand, any of which could harm our financial results.
Conversely, if we underestimate our customers’ demand for our products, our partners may not have adequate lead-time or capacity to increase production and we may not be able to obtain sufficient inventory to fill customers’ orders on a timely basis. We may also face supply constraints caused by natural disasters or other factors as discussed in this “Risk Factors” section. In such cases, even if we are able to increase production levels to meet customer demand, we may not be able to do so in a cost-effective or timely manner. If we fail to fulfill our customers’ orders on a timely basis, or at all, our customer relationships could be damaged, we could lose revenue and market share and our reputation could be damaged.
The COVID-19 pandemic has adversely affected our business and a resurgence of COVID-19 or another health epidemic or pandemic may have an adverse impact on our business in the future.
Our business, including our workforce, supply chain and customer base, has been adversely affected by COVID-19 in the past and a resurgence of COVID-19 or another health epidemic or pandemic may adversely affect us in the future. The COVID-19 pandemic, containment measures, and downstream impacts to hospital staffing and financial stability significantly impacted our business and results of operations, starting in the first quarter of 2020 and continuing through 2022, albeit to a lesser degree. More recently, hospital turnover resulting from burnout and financial challenges driven by inflation and other factors continued to divert the attention of hospital decision makers and impact our ability to access capital markets on terms that are not detrimental to our business.
It is possible that a resurgence of COVID-19 or another epidemic or pandemic will allow these factors and others to adversely affect our business, our workforce, our supply chains and distribution networks or otherwise impact our ability to conduct business in the future. Further, to the extent our customers’, suppliers’ or service providers’ businesses are adversely affected by such occurrences, they might delay or reduce purchases from us or impact our ability to meet customer demand or development timelines, which could adversely affect our results of operations. The effects of ongoing or future health epidemics on our business remain uncertain and subject to change.
Disruptions in the supply of raw materials, consumable goods or other key product components, or issues associated with their quality from our single source suppliers, could result in a significant disruption in sales and profitability.
We must manufacture or engage third parties to manufacture components of our products in sufficient quantities and on a timely basis, while maintaining product quality, acceptable manufacturing costs and complying with regulatory requirements. Certain of our components are custom-made by only a few outside suppliers and, in certain instances, we have a sole source supply for key product components. We may be unable to satisfy our forecast demand from existing suppliers for our products, or we may be unable to find alternative suppliers for key product components or ancillary items at reasonably comparable prices. If this occurs, we may be unable to manufacture our products, meet key development milestones, and/or meet our customers’ needs in a timely manner or at all.
Additionally, we have entered into supply agreements with most of our suppliers to help ensure component availability and flexible purchasing terms with respect to the purchase of such components. If our suppliers discontinue production of a key component for one or more of our products, we may be unable to identify or secure a viable alternative on reasonable terms, or at all, which could limit our ability to manufacture our products. While we may be able to modify our product candidates to utilize a new source of components, we may need to secure marketing authorization from the FDA or other regulatory clearance for the modified product, and it could take considerable time and expense to perform the requisite tasks prior to seeking such authorization.
In determining the required quantities of our products and our manufacturing schedule, we will need to make significant judgments and estimates regarding factors such as market trends and any seasonality with respect to our sales. Because of the inherent nature of estimates, there could be significant differences between our estimates and the actual amounts of products that we require. This can result in shortages if we fail to anticipate demand, or excess inventory and write-offs if we order more than we need.
Reliance on third-party manufacturers entails risk to which we would not be subject if we manufactured these components ourselves, including:
•
reliance on third parties for regulatory compliance and quality assurance;

•
possible breaches of manufacturing agreements by the third parties because of factors beyond our control;

•
possible regulatory violations or manufacturing problems experienced by our suppliers;

•
possible termination or non-renewal of agreements by third parties, based on their own business priorities, at times that are costly or inconvenient for us;

•
the potential obsolescence and/or inability of our suppliers to obtain required components;

•
the potential delays and expenses of seeking alternate sources of supply or manufacturing services;

•
the inability to qualify alternate sources without impacting performance claims of our products;

•
reduced control over pricing, quality and timely delivery due to the difficulties in switching to alternate suppliers or assemblers; and

•
increases in prices of raw materials and key components.

For example, we are currently experiencing unprecedented cost increases from many of our suppliers, primarily as a result of labor and supply disruptions and increased inflation. The areas of cost increases include raw materials, components, and value-add supplier labor. We currently have sufficient inventory of Accelerate Pheno system instruments to limit the impact of cost increases on such devices. However, we are being impacted by cost increases to components and raw materials necessary for the production of our consumable test kits. Our kits require these components and raw materials, and many of our supply contracts permit the supplier to pass on certain inflation increases to us. Moreover, our ability to pass on cost increases to our consumable test kit customers is limited by long-term contractual price commitments. Prolonged elevated supply costs and further cost increases may further impact our cost to manufacture our Accelerate Pheno and Accelerate Arc systems and to develop our Accelerate Wave system. The supply cost increases we are experiencing and may experience in the future may materially reduce our gross profit margins, thereby negatively impact our overall financial results.
The manufacturing operations for our products use highly technical processes involving unique, proprietary techniques. In addition, the manufacturing equipment we use would be costly to repair or replace and could require substantial lead time to repair or replace. Any interruption in our operations or decrease in the production capacity of our manufacturing facility or the facilities of any of our suppliers because of equipment failure, natural disasters such as earthquakes, tornadoes and fires, or otherwise, would limit our ability to meet customer demand for our products. In the event of a disruption, we may lose customers and we may be unable to regain those customers thereafter. Our insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.
We have identified a material weakness in our internal control over financial reporting, and if we are unable to remediate such material weakness, we may not be able to accurately or timely report our financial condition or results of operations.
In connection with the audit of our consolidated financial statements for the year ended December 31, 2022, we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The material weakness we identified prevented us from identifying a misclassification of the 2.50% Notes on our condensed consolidated balance sheets in our interim financial statements as of and for the three months ended March 31, 2022, three and six months ended June 30, 2022 and three and nine months ended September 30, 2022. Our internal control structure did not have a control to review the evaluation of the classification of our outstanding debt instruments in accordance with applicable accounting guidance at each reporting period.
If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and applicable listing requirements, investors may lose confidence in our financial reporting, and the share price of our common stock may decline as a result. In addition, we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources. See “Controls and Procedures — Management’s Report on Internal Control over Financial Reporting” in Part II, Item 9A of our Form 10-K for the year ended December 31, 2022 for further information on the material weakness identified and our remediation plans.
Risks Related to Our Intellectual Property
If we are unable to effectively protect our intellectual property, our business would be harmed.
In addition to patent protection, we rely on trademark, copyright, trade secret protection and confidentiality agreements to protect intellectual property rights related to our proprietary technologies, both in the United States and in other countries. If we fail to protect our intellectual property, third parties may be able to compete more effectively against us and we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property. As of September 30, 2023, we owned 22 issued U.S. patents and four pending U.S. patent applications, including provisional and non-provisional filings. We also owned 30 non-U.S. patents and had four pending applications. We owned more than 41 registered marks in the United States and foreign countries. In addition to our patents and trademarks, we possess an array of unpatented proprietary technology and know-how, and we license intellectual property rights to and from third parties. The strength of patents in our field involves complex legal and scientific questions. In addition, patent law continuously evolves and might change the legal framework under which our patent claims would be interpreted and adjudicated in the future. Uncertainty created by these questions and potential legal changes means that our patents may provide only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, competitors could purchase our products and attempt by reverse engineering to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of the protections provided by our intellectual property rights. If our intellectual property, including licensed intellectual property, does not adequately protect our market position against competitors’ products and methods, our competitive position could be adversely affected, as could our business.
Further, if we are unable to prevent unauthorized disclosure of our non-patented intellectual property, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad.
We may not be successful in our currently pending or future patent applications, and even if such applications are successful, we cannot guarantee that the resulting patents will sufficiently protect our products and proprietary technology.
We cannot assure you that any of our currently pending or future patent applications will result in issued patents with claims that adequately cover our products and technologies in the United States or in other foreign countries, and we cannot predict how long it will take for such patents to be issued. Further, issuance of a patent is not conclusive as to its inventorship or scope, and there is no guarantee that our issued patents will include claims that are sufficiently broad to cover our technologies or to provide meaningful protection from our competitors. Further, we cannot be certain that all relevant prior art relating to our patents and patent applications has been identified. Accordingly, there may be prior art that can invalidate our issued patents or prevent a patent from issuing from a pending patent application, or will preclude our ability to obtain patent claims that have a scope broad enough to provide meaningful protection from our competitors.
Even if patents do successfully issue and even if such patents cover our products and technologies, we cannot assure you that other parties will not challenge the validity, enforceability or scope of such issued patents in the United States and in foreign countries, including by proceedings such as reexamination, inter-parties review, interference, opposition, or other patent office or court proceedings. The strength of patents in our field involves complex legal and scientific questions. Moreover, we cannot assure you that if such patents were challenged in court or before a regulatory agency that the patent claims will be held valid, enforceable, to be sufficiently broad to cover our technologies or to provide meaningful protection from our competitors. Nor can we assure you that the court or agency will uphold our ownership rights in such patents. Accordingly, we cannot guarantee that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge to our patents could result in the unenforceability or invalidity of such patents, or narrowing of claim scope, such that we could be deprived of patent protection necessary for the successful commercialization of our products and technologies, which could adversely affect our business.
Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our inventions, provide exclusivity for our products and technologies or prevent others from designing around our claims. Others may independently develop similar or alternative products and technologies or duplicate any of our products and technologies. These products and technologies may not be covered by claims of issued patents for which we are the right holder. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.
Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product under patent protection could be reduced. Since patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we were the first to make the inventions covered by our pending patent applications, or that we were the first to file any patent application related to a product candidate. Furthermore, if third parties have filed such patent applications, interference proceedings or derivation proceedings in the United States can be initiated by a third party to determine who has the right to the subject matter covered by the claims of our patent applications and/or patents. We may not prevail in such proceedings. In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however the life of a patent, and the protection it affords, is limited.
We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive and time consuming.
Third parties may infringe or misappropriate our intellectual property, including our existing patents and patent claims that may be allowed in the future. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. Further, we may not be able to prevent misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.
If we file an infringement action against a third party, that party may challenge the scope, validity or enforceability of our patents, requiring us to engage in complex, lengthy and costly litigation or other proceedings. Such litigation and administrative proceedings could result in revocation of our patents or amendment of our patent claims such that they no longer cover our or our competitors’ products. They may also put our pending patent applications at risk of not issuing or issuing with limited and potentially inadequate scope to cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable.
Enforcing our intellectual property rights through litigation is very expensive and time-consuming. Some of our competitors may be able to sustain the costs of litigation more effectively than we can because of greater financial resources. Patent litigation and other proceedings may also absorb significant management time and reduce employee productivity. Furthermore, because of the substantial amount of discovery required in connection with U.S. intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition or results of operations.
We could face claims that our proprietary technologies infringe on the intellectual property rights of others.
Due to the significant number of U.S. and foreign patents issued to, and other intellectual property rights owned by, entities operating in the industry in which we operate, we believe that there is a risk of litigation arising from allegations of infringement of these patents and other rights. Third parties may assert infringement or other intellectual property claims against us or our licensees or our customers.
In addition, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after the earliest filing date for which a benefit is claimed. For this reason, and because publications in the scientific literature often lag behind actual discoveries, despite our best efforts we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology. Another party may have filed or may in the future file patent applications covering our products or technology similar to ours. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States, or a derivation proceeding to determine rights to the relevant claimed subject matter. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if the other party had independently arrived at the same or similar invention prior to our own invention, or had filed applications directed to such applications before us, resulting in a loss of our U.S. patent position with respect to such inventions.
We may have to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that our products infringe on a third party’s proprietary rights. In addition, even if such claims are without merit, defending a lawsuit may result in substantial expense to us and divert the efforts of our technical and management personnel. We may also be subject to significant damages or injunctions against development and sale of some or all of our products. Furthermore, claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties, and we may be unable to obtain royalty or license agreements on commercially acceptable terms, if at all.
We may be subject to claims by third parties asserting that our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.
Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed others’ intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.
In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property in the performance of their work to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing an enforceable agreement with each party who in fact develops intellectual property that we regard as our own. Relevant assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.
If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.
Risks Related to Our Research and Development Activities
We have made and intend to make significant additional investments in research and development, but there is no guarantee that any of these investments will ultimately result in commercial products that will generate revenues.
The Accelerate Pheno system integrates several of our component products, systems and processes. We have dedicated significant resources on research and development activities into the Accelerate Pheno system, the Accelerate Arc and the Accelerate Wave systems, and we intend to spend significantly more on research and development activities. Notwithstanding these investments, we anticipate that we will have to spend additional funds in the research and development of the Accelerate Pheno system, the Accelerate Arc system, and our Accelerate Wave platform. There can also be no assurance that we will be able to develop additional types of tests and instruments in the future nor whether these will generate revenues.
We have a single research and development facility and we may be unable to continue to conduct our research and development activities if we lose this facility. If our facility or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any reason, our ability to continue to operate our business could be materially harmed.
We currently conduct all of our research and development and product development activities, other than those outsourced to third party providers, in our facility in Tucson, Arizona. If this facility were to be damaged, destroyed or otherwise unable to operate, whether due to fire, floods, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, power outages or otherwise, or if our business is disrupted for any other reason, we may not be able to continue the development of future products or test our products as promptly as our potential customers expect, or possibly not at all, and we would have no other means of conducting such activities until we were able to restore such capabilities at the current facility or develop an alternative facility. Further, in such an event, we may lose revenue and significant time during which we might otherwise have conducted research and development and product development activities and, we may not be able to maintain our relationships with our licensees or customers.
The manufacture of components of our products involves complex processes, sophisticated equipment and strict adherence to specifications and quality systems procedures. Any unforeseen manufacturing problems, such as contamination of our facility, equipment malfunction or failure to strictly follow procedures or meet specifications, could result in delays or shortfalls in the production of our products. Identifying and resolving the cause of any manufacturing issues could require substantial time and resources. If we are unable to keep up with future demand for our products by successfully manufacturing and shipping our products in a timely manner, our revenue growth could be impaired and market acceptance of our product candidates could be adversely affected.
While we carry a nominal amount of business interruption insurance to cover lost revenue and profits, this insurance does not cover all possible situations. If we have underestimated our insurance needs with respect to an interruption, or if an interruption is not subject to coverage under our insurance policies, we may not be able to cover our losses. In addition, our business interruption insurance would not compensate us for the loss of opportunity and potential adverse impact on relations with our licensees or customers.
We use hazardous materials in some of our research, development and manufacturing processes and face the accompanying risks and regulations governing environmental safety.
Our operations are subject to complex and stringent environmental, health, safety and other governmental laws and regulations that both public officials and private individuals may seek to enforce. In particular, our research activities sometimes involve the controlled use of various hazardous materials. Although we believe that our safety procedures for handling and disposing of such materials are in material compliance with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated, and we may not be in compliance with these regulations. In addition, existing laws and regulations may also be revised or reinterpreted, or new laws and regulations may become applicable to us, whether retroactively or prospectively, causing us to incur additional compliance costs and/or change the manner in which we operate. We could be held liable for any damages that might result from any accident or release involving hazardous materials.
Risks Related to Government Regulation
Legislative and Administrative Action May Have an Adverse Effect on Our Company
Political, economic and regulatory influences are subjecting the health care industry in the U.S. to fundamental change. We cannot predict what other legislation relating to our business or to the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect such legislation may have on our business, prospects, operating results and financial condition. We expect federal and state legislators to continue to review and assess alternative health care delivery and payment systems, and possibly adopt legislation affecting further changes in the health care delivery system. Such laws may contain provisions that may change the operating environment for hospitals and managed care organizations. Health care industry participants may react to such legislation by curtailing or deferring expenditures and initiatives, including those relating to our products. Future legislation could result in modifications to the existing public and private health care insurance systems that would have a material adverse effect on the reimbursement policies discussed above. If enacted and implemented, any measures to restrict health care spending could result in decreased revenue from our products and decrease potential returns from our research and development initiatives. Furthermore, we may not be able to successfully neutralize any lobbying efforts against any initiatives we may have with governmental agencies.
We and our suppliers, contract manufacturers and customers are subject to various governmental laws and regulations, and we may incur significant expenses to comply with, and experience delays in our product commercialization as a result of, these laws and regulations.
Our operations are affected by various state, federal, and international healthcare, environmental, anti-corruption, fraud and abuse (including anti-kickback and false claims laws), privacy, and employment laws as well as international political sanctions. Violations of these laws and sanctions can result in criminal or civil penalties, including substantial fines and, in some cases, exclusion from participation in federal health care programs such as Medicare and Medicaid. In some cases, the violation of such laws could potentially lead to individual liability and imprisonment.
We are also subject to extensive regulation by the FDA pursuant to the Federal Food, Drug, and Cosmetic Act (“FDCA”), by comparable agencies in foreign countries and by other regulatory agencies and governing bodies. Following the introduction of a product, these and other government agencies will periodically review our manufacturing processes, product performance and compliance with applicable requirements.
We are also subject to various U.S. healthcare related laws regulating sales, contracting, marketing, and other business arrangements and the use and disclosure of individually identifiable health information. These include but are not limited to:
•
The federal Anti-Kickback Statute, a criminal law, which prohibits persons and entities from knowingly and willfully offering, paying, providing, soliciting, or receiving any remuneration, directly or indirectly, in cash or in kind, in exchange for or to induce or reward the referral of an individual, or the purchasing, leasing, ordering, recommending, furnishing or arranging for a good or service, for which payment may be made under a federal health care program, such as Medicare or Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations of the federal Anti-Kickback Statute can result in significant civil monetary penalties and criminal fines, as well as imprisonment and exclusion from participation in federal healthcare programs.

•
The federal False Claims Act, which imposes significant civil penalties, treble damages and potential exclusion from participation in federal healthcare programs against any person or entity that, among other things, knowingly presents, or causes to be presented, to the federal government claims for payment that are false or fraudulent or for making a false record or statement material to an obligation to pay the federal government or for knowingly and improperly avoiding, decreasing or concealing an obligation to pay money to the federal government Further, a violation of the federal Anti-Kickback Statute can serve as a basis for liability under the federal civil False Claims Act. The qui tam provisions of the False Claims Act allow private individuals to bring actions on behalf of the federal government and to share in any monetary recovery. There is also the federal Criminal False Claims Act, which is similar to the federal Civil False Claims Act and imposes criminal liability on those that make or present a false, fictitious or fraudulent claim to the federal government.

•
The federal Stark law, which prohibits physicians from referring patients to receive “designated health services” payable by Medicare or Medicaid from entities with which the physician or an immediate family member has a financial relationship, unless an exception applies. Financial relationships include both ownership/investment interests and compensation arrangements. Violation of the federal Stark law can result in significant civil monetary penalties and exclusion from participation in the federal healthcare programs.

•
The Eliminating Kickbacks in Recovery Act, which makes it a federal crime to knowingly and willfully solicit or receive any remuneration (including kickbacks, bribes, or rebates) in return for referring a patient to a recovery home, clinical treatment facility, or laboratory where the services are covered by a “health care benefit program,” which includes private payers, or pay or offer any remuneration to induce such a referral or in exchange for an individual using the services of a recovery home, clinical treatment facility, or laboratory. Violations of the law may result in penalties per occurrence and imprisonment.

•
Federal criminal statutes created by HIPAA impose criminal liability for, among other things, knowingly and willfully (i) executing (or attempting to execute) a scheme to defraud any health care benefit program, including private payers, or (ii) falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for items or services under a health care benefit program.

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, which also restricts the use and disclosure of protected health information, mandates the adoption of standards relating to the privacy and security of protected health information, and requires us to report certain security breaches to health care provider customers with respect to such information where we are acting as a HIPAA business associate to that customer.
•
The federal Physician Payment Sunshine Act, which requires applicable manufacturers of certain medical devices that may be reimbursed by Medicare, Medicaid, or the Children’s Health Insurance Program, among others, to annually track and report payments or other transfers of value provided to U.S. licensed physicians, physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants and certified nurse-midwives, and U.S. teaching hospitals, as well as certain ownership and investment interest held in the manufacturer by physicians and their immediate family members.

Similar requirements have been adopted by many states and foreign countries. Violations of any of these laws can lead to additional legal risk such as risk of plaintiff class actions, state Attorney General actions, and investigations by the Federal Trade Commission, among others.
Failure to comply with applicable requirements, or later discovery of previously unknown problems with our products or manufacturing processes, including our failure or the failure of one of our contract manufacturers to take satisfactory corrective action in response to an adverse inspection, can result in, among other things:
•
administrative or judicially imposed sanctions;

•
injunctions or the imposition of civil penalties;

•
recall or seizure of our products;

•
corrective field actions for our products;

•
submission of reports to FDA or other regulatory authorities;

•
total or partial suspension of production or distribution;

•
withdrawal or suspension of marketing clearances or approvals;

•
clinical holds for investigations;

•
untitled letters or warning letters;

•
refusal to permit the import or export of our products;

•
criminal prosecution; and

•
exclusion or debarment from participation in federal health care programs such as Medicare and Medicaid.

Any of these actions, in combination or alone, could prevent us from marketing, distributing and selling our products.
In addition, we have developed and configured our business, and we intend to market our products, to meet customer needs created by these various laws and regulations. Any significant change in these regulations could reduce demand for our products. New legislation could also be enacted, and/or governmental agencies may also impose new requirements under existing laws, regarding registration, labeling or prohibited materials that may require us to modify or re-register, or seek new approvals or clearances for, products already on the market, may otherwise adversely impact our ability to market our products, or may otherwise reduce demand for our products. If materials used in our products become unavailable because of new governmental regulations, substitute materials may be less effective and may require significant cost to incorporate in our product.
In addition, a product defect or regulatory violation could lead to a government-mandated or voluntary recall by us. We believe that the FDA would request that we initiate a voluntary recall if a product was defective or presented a risk of injury or gross deception. Regulatory agencies in other countries have similar authority to recall devices because of material deficiencies or defects in design or manufacture that could endanger health. Any recall would divert management attention and financial resources, could cause the price of our shares of common stock to decline, expose us to product liability or other claims (including contractual claims from parties to whom we sold products) and harm our reputation with customers.
The use of our diagnostic products by our customers is also affected by the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) and related federal and state regulations that provide for regulation of laboratory testing. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, participation in proficiency testing, patient test management, quality assurance, quality control and inspections. Current or future CLIA requirements or the promulgation of additional regulations affecting laboratory testing may prevent some laboratories, hospitals, providers or other customers with laboratories from using some or all of our diagnostic products.
Maintaining adequate sales of our product may depend on the availability of adequate reimbursement to our customers from third-party payers, including government programs such as Medicare and Medicaid, private insurance plans, and managed care programs.
Maintaining and growing sales of our approved products depends in part on the availability of adequate coverage and reimbursement of our products by third-party payers, including government programs such as Medicare and Medicaid, private insurance plans and managed care programs. Hospitals, clinical laboratories and other healthcare provider customers that may purchase our products generally bill various third-party payers to reimburse all or a portion of the costs and fees associated with diagnostic tests, including the cost of the purchase of our products. We currently expect that all of our diagnostic tests will be performed in a hospital inpatient setting, where governmental payers, such as Medicare, generally reimburse hospitals a single bundled payment that is based on the patient’s diagnosis under a classification system known as the Medicare severity diagnosis-related groups (MS-DRGs) classification for all items and services provided to the patient during a single hospitalization, regardless of whether our diagnostic tests are performed during such hospitalization. As a result, our customers’ access to adequate reimbursement by government and private insurance plans is central to the acceptance of our products. We may be unable to sell our approved products on a profitable basis if third-party payers refuse to cover our products or reduce their current levels of reimbursement, or if our costs of production increases faster than increases in reimbursement levels.
Additionally, third-party payers are increasingly reducing reimbursement for medical products and services. In addition, the U.S. government, state legislatures, and foreign governments have and may continue to implement cost-containment measures and more restrictive policies, including price controls and restrictions on reimbursement. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular products. Further, the Budget Control Act of 2011 (the “Budget Control Act”) established a process to reduce federal budget deficits through an automatic “sequestration” process if deficit reductions targets are not otherwise reached. Under the terms of the Budget Control Act, sequestration imposes cuts to a wide range of federal programs, including Medicare, which is subject to a two percent cut. The Bipartisan Budget Act of 2013 extended the two percent sequestration cut for Medicare through fiscal year 2023, and a bill signed by President Obama on February 15, 2014 further extended this cut for an additional year, through fiscal year 2024. The Coronavirus Aid, Relief, and Economic Security (CARES) Act, signed into law in March 2020, included critical relief from sequestration cuts as it applies to Medicare payments, exempting Medicare from the effects of sequestration from May 1, 2020, through March 31, 2022. Cuts of 1% were imposed from April 1 through June 30, 2022. As of July 1, 2022, cuts of two percent were reimposed and are set to remain in effect until 2031 unless additional Congressional action is taken. To offset the temporary suspension during the COVID-19 pandemic, in 2030, the sequestration will be 2.25% for the first half of the year, and 3% in the second half of the year.
While we cannot predict whether third-party reimbursement to our customers will be adequate, cost-containment measures and similar efforts by third-party payers, including government programs such as Medicare and Medicaid, could substantially impact the sales of our products and potentially limit our net revenue and results.

We may be adversely affected by healthcare policy changes, including additional healthcare reform and changes in managed healthcare.
Healthcare reform and the growth of managed care organizations have been considerable forces in the medical diagnostics industry and in recent political discussions. These forces have placed, and are expected to continue to place, constraints on the levels of overall pricing for healthcare products and services as well as the coverage available by public and private insurance and thus, could have a material adverse effect on the future profit margins of our products or the amounts that we are able to receive from third parties for the licensing of our products. Changes in the United States healthcare market could also force us to alter our approach to selling, marketing, distributing and servicing our products and customer base. In and outside the United States, changes to government reimbursement policies could reduce the funding that healthcare service providers have available for diagnostic product expenditures, which could have a material adverse impact on the use of the products we are developing and our future sales, license and royalty fees and profit margin.
For example, the ACA requires CMS to reduce payments to hospitals reimbursed under Medicare’s Inpatient Prospective Payment System (“IPPS”) that have higher than expected readmissions. This and other applicable requirements set forth under the ACA and its current and future implementing regulations may significantly increase our costs, and/or reduce our customer’s ability to obtain adequate reimbursement for tests performed with our products, which could adversely affect our business and financial condition. In addition to direct impacts from reimbursement cuts, sales of our products could be negatively impacted if reimbursement cuts reduce microbiology budgets. While the ACA is intended to expand health insurance coverage to uninsured persons in the United States, other elements of the legislation, such as Medicare provisions aimed at improving quality and decreasing costs, comparative effectiveness research, and pilot programs to evaluate alternative payment methodologies, make it difficult to determine the overall impact on sales of our products. In addition to uncertainty regarding the impact of the implementation of the ACA, there have been a number of attempts to challenge the legality of the to the ACA. Most significantly, on June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the law.
In recent years, other legislative, regulatory, and political changes aimed at regulating healthcare delivery in general and clinical laboratory tests in particular have been proposed and adopted in the United States. Reimbursement for the laboratory industry is under significant pressure. In January 2015, HHS announced a plan to shift the Medicare program and the healthcare system at large, toward paying providers based on quality, rather than the quantity of care provided to patients. In 2017, Medicare’s clinical laboratory reimbursement system became tied to private market rates with the start of the effective period for the Protecting Access to Medicare Act of 2014 (“PAMA”), changing the payment environment for clinical laboratory tests. The measures implemented by PAMA and ACA regulations can result in reduced prices, added costs, and decreased test utilization for our customers, although the full impact on our business of the ACA, changes to the IPPS, PAMA, and other applicable laws, regulations, and policies is uncertain.
We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or in countries outside of the United States in which we may do business, or the effect of any future legislation or regulation will have on our industry generally, our ability to successfully commercialize our products, and our overall business operations. Continued changes in healthcare policy could substantially impact the sales of our tests, increase costs and divert management’s attention from our business. For example, any expansion in the government’s regulation of the United States healthcare system could result in decreased profits to us, lower reimbursements to our customers for laboratory testing or reduced medical procedure volumes.
The regulatory processes applicable to our products and operations are expensive, time-consuming, and uncertain and may prevent us from obtaining required authorizations for the commercialization of our products.
Our products are regulated as medical devices by the FDA and comparable agencies of other countries. In particular, the FDCA and implementing FDA regulations govern activities for devices such as design, development, testing, manufacturing, storage, distribution, labeling, registration and listing, premarket clearance or approval, advertising, promotion, sales, and reporting for devices, including reporting of certain malfunctions, deaths, and injuries associated with the device, and reporting of certain recalls and corrective field actions. Some of our products, depending on their intended use, will require approval of a premarket approval application (“PMA”) or clearance of a 510(k) notification, or granting of a request for de novo classification from the FDA prior to marketing. The FDA has committed to review most 510(k) decisions within 90 days, but the review may be delayed due to requests for additional information. A decision may take significantly longer, and clearance is never assured. The PMA process is much more costly, lengthy and uncertain. The FDA has committed to review most PMAs within 180 days where an advisory panel is not required and within 320 days where an advisory panel is required, but the review may be delayed due to requests for additional information. A decision may take significantly longer, and approval is never assured. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device based on extensive data, including technical, preclinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for Class III devices that are deemed to pose the greatest risk, including devices for which general controls would be insufficient, and special controls cannot be developed, to provide a reasonable assurance of safety and effectiveness of the device, such as life-sustaining, life-supporting or implantable devices, or devices that otherwise present a potential unreasonable risk of illness or injury. However, some devices are automatically classified as Class III and subject to the PMA pathway regardless of the level of risk they pose, because there is no legally marketed predicate device to which the proposed device may demonstrate substantial equivalency. Manufacturers of these devices may request that the FDA review such devices in accordance with the de novo classification procedure, which allows a manufacturer whose novel device would otherwise require the submission and approval of a PMA prior to marketing to request down-classification of the device on the basis that the device presents low or moderate risk. If the FDA agrees with the down-classification, the applicant will then receive authorization to market the device. This device type can then be used as a predicate device for future 510(k) submissions.
The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:
•
we may not be able to demonstrate to the FDA’s satisfaction that our product candidates provide a reasonable assurance of safety and effectiveness for their intended uses, or that our product candidates are substantially equivalent to a predicate device;

•
the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, or de novo classification, where required; and

•
the manufacturing process or facilities we or our contract manufacturers use may not meet applicable requirements.

With respect to those future products where a PMA is not required, we cannot assure you that we will be able to obtain 510(k) clearances or de novo classification with respect to those products. The process of obtaining regulatory clearances or approvals, or completing the de novo classification process, to market a medical device can be costly and time consuming, and we may not be able to successfully obtain pre-market reviews on a timely basis, if at all. Further, even if we were to obtain regulatory clearance, approval, or de novo classification, it may not be for the uses we believe are important or commercially attractive, in which case we would not be permitted to market our product for those important or commercially attractive uses that were not cleared, approved, or de novo classified.
On October 21, 2022, the Company announced it has been in recent discussions with the FDA regarding its Accelerate Arc Products. Pursuant to such discussions, the FDA has clarified that the Company must obtain a 510(k) clearance in order to continue marketing and distributing the Accelerate Arc Products in the United States. The Company had been listing the Accelerate Arc Products as a Class I device exempt from 510(k) clearance requirements. Additionally, the FDA requested that the Company promptly take certain corrective actions, including, among other things, (i) discontinuing the U.S. marketing and distribution of the Accelerate Arc Products for positive blood culture processing and subsequent identification by mass spectrometry for diagnostic use; (ii) removing and/or correcting all U.S. promotional information within the Company’s control (e.g., website, labeling, social media, sales associate information, or other promotional material) regarding the diagnostic use of the Accelerate Arc Products as Class I devices or as devices intended as positive blood culture processing devices for subsequent identification of microorganisms by mass spectrometry; and (iii) revising/removing the Company’s registration and listing of the Accelerate Arc Products as Class I devices. The Company intends to continue to fully cooperate with the FDA, including promptly taking the corrective actions requested by the FDA. On October 21, 2022, the Company also submitted a pre-submission package to the FDA, which is intended to obtain FDA feedback regarding the Company’s contemplated submission of an application for 510(k) clearance for the Accelerate Arc Products. The Company cannot, however, give any assurances that FDA will be satisfied with the Company’s actions taken in response to the matters raised by the FDA in its discussions. The Company also cannot give any assurances as to the timing of the FDA’s response to the Company’s pre-submission package or whether the Company will be successful in obtaining 510(k) clearance for the Accelerate Arc Products.
Clinical trial data is typically required to support a PMA or de novo classification request and is sometimes required for a 510(k) pre-market notification. Although many 510(k) pre-market notifications are cleared without clinical data, in some cases, the FDA requires clinical data to support a demonstration of substantial equivalence. Clinical trials are expensive and time-consuming. In addition, the commencement or completion of any clinical trials may be delayed or halted for any number of reasons, including product performance, changes in intended use, changes in medical practice and the opinion of evaluator Institutional Review Boards.
The FDA has also undertaken initiatives related to enhancement of the 510(k) review process and has proposed significant changes to the regulation of laboratory developed tests (“LDTs”). In particular, on October 3, 2023, FDA proposed to regulate LDTs as medical devices, and to phase out its historical exercise of enforcement discretion for such tests. If the proposed rule is finalized, laboratories offering LDTs would be expected to come into compliance with FDA regulation of medical devices over a period of time. Even if the proposed rule is not finalized, FDA could seek to increase its oversight of LDTs as medical devices under existing regulations. We continue to monitor these developments and analyze how they will impact the clearance, approval, and classification of our products, as well as the demand for our products by customers. These and other actions proposed by the FDA’s Center for Devices and Radiological Health (“CDRH”) could result in significant changes to the 510(k) process, which could complicate the clearance, approval, and de novo classification processes, although we cannot predict the effect of such changes and cannot ascertain if such changes will have a substantive impact on the clearance, approval, or de novo classification of our products. If we fail to adequately respond to the increased scrutiny and changes to the 510(k) submission process, our business may be adversely impacted.
Failure to comply with the applicable requirements can result in, among other things, untitled letters, warning letters, administrative or judicially imposed sanctions such as injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to grant premarket clearance, PMA approval, or de novo classification for devices, withdrawal of marketing clearances or approvals, or criminal prosecution. With regard to products for which we seek 510(k) clearance, PMA approval, or de novo classification from the FDA, any failure or material delay to obtain such clearance, approval, or de novo classification could harm our business. If the FDA were to disagree with our regulatory assessment and conclude that approval, clearance, or de novo classification is necessary to market the devices, we could be forced to cease marketing the products and seek approval, clearance, or de novo classification before continuing to market such devices. Once clearance, approval, or de novo classification has been obtained for a product, there is an obligation to ensure that all applicable FDA and other regulatory requirements continue to be met.
In addition, it is possible that the current regulatory framework could change or additional laws or regulations could arise at any stage during our product development or marketing, which may adversely affect our ability to obtain or maintain clearance, approval, or de novo classification of our products Any delay in, or failure to receive or maintain, clearance, approval, or de novo classification for our product candidates could prevent us from generating revenue from these product candidates. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could affect the perceived safety and efficacy of our product candidates and dissuade our customers from using our product candidates, if and when they are authorized for marketing.
Our manufacturing facility located in Tucson, Arizona, where we assemble and produce our products, may be subject to regulatory inspections by the FDA and other federal and state and foreign regulatory agencies. For example, this facility is subject to Quality System Regulations (“QSR”) of the FDA and is subject to annual inspection and licensing by the State of Arizona. If we fail to maintain this facility in accordance with the QSR requirements, international quality standards or other regulatory requirements, our manufacturing process could be suspended or terminated, which would prevent us from being able to provide products to our customers in a timely fashion.
Sales of our diagnostic product candidates outside the United States are subject to foreign regulatory requirements governing clinical studies, vigilance reporting, marketing approval, manufacturing, product licensing, pricing and reimbursement. These regulatory requirements vary greatly from country to country. As a result, the time required to obtain approvals outside the United States may differ from that required to obtain FDA marketing authorization from the FDA, and we may not be able to obtain foreign regulatory approvals on a timely basis or at all. Marketing authorization from the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure clearance or approval by regulatory authorities in other countries or by the FDA. Foreign regulatory authorities could require additional testing. Failure to comply with foreign regulatory requirements, or to obtain required clearances or approvals, could impair our ability to commercialize our diagnostic product candidates outside of the United States.
Global health crises may divert regulatory resources and attention away from approval processes for our products. This could materially lengthen the regulatory approval process of new products, which would delay expected commercialization of such new products.
Modifications to our products, if cleared or approved, may require new 510(k) clearances or pre-market approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.
Any modification to a 510(k)- cleared or de novo classified device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance, unless a predetermined change control plan (“PCCP”) for the device has been cleared. If a PCCP has been cleared for the device, then the manufacturer may make changes to the device consistent with the cleared PCCP without submitting a new 510(k), even though such changes would typically require 510(k) clearance. If the modification would result in the device becoming a different type of device, including a novel device or a Class III device, then a de novo classification request or PMA, rather than a new 510(k), may be required. Similarly, any modification to a PMA-approved device that affects the safety or effectiveness of the device, including significant modifications to the manufacturing process, labeling of the product, or design of the device, requires a PMA supplement or new PMA, unless a PCCP has been approved for the device. If a PCCP has been approved for a PMA-approved device, then changes may be made to the device consistent with the approved PCCP without submitting a PMA supplement, even though such changes would typically require a PMA supplement. The FDA requires each manufacturer to make the determination initially whether a new 510(k), de novo classification request, or PMA is required for a modification to a device, or whether the modification may be documented without further FDA premarket review, but the FDA may review any manufacturer’s decision. The FDA may not agree with our decisions regarding whether new clearances, de novo classifications, or PMA approvals are necessary. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications, de novo classifications, PMA supplements or PMAs for modifications to previously cleared, de novo classified, or approved products for which we conclude that new clearances, de novo classification, or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant fines or penalties.
Furthermore, the FDA’s ongoing review of the 510(k) program may make it more difficult for us to make modifications to any products for which we obtain clearance or de novo classification, either by imposing more strict requirements on when a manufacturer must submit a new 510(k) for a modification to a previously cleared or de novo classified product, or by applying more onerous review criteria to such submissions. The practical impact of the FDA’s continuing scrutiny of the 510(k) program remains unclear.
We rely on third parties to conduct studies of our products that may be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.
We rely on third parties, including clinical investigators, to conduct studies on our products. Our reliance on these third parties for clinical development activities will reduce our control over these activities.

These third parties may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. If applicable, our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain marketing authorization from the FDA or other regulatory authorities for our products.
A recall of our products, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our products that leads to corrective actions, could have a significant adverse impact on us.
The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products. Manufacturers may, under their own initiative, recall a product for any reason, including if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of an unacceptable risk to health, component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Under the FDA’s medical device reporting regulations, we are required to report to the FDA any incident in which information reasonably suggests that our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, such malfunction would likely cause or contribute to death or serious injury. Repeated product malfunctions may result in a voluntary or involuntary product recall. Recalls of any of our products would divert managerial and financial resources, have an adverse effect on our reputation, and may impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. Additionally, under FDA’s regulations for corrections and removals, we are required to report to FDA any field correction or other recall action that is initiated to reduce a risk to health, or to remedy a violation of the FDCA caused by the device which may present a risk to health. Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide that we will need to obtain, new approvals, clearances or de novo classification for the device before we may market or distribute the corrected device. Seeking such approvals, clearances or de novo classification may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA untitled letters, warning letters, product seizure, injunctions, administrative penalties, or civil or criminal fines. We may also be required to bear other costs or take other actions that may have a negative impact on our sales as well as face significant adverse publicity or regulatory consequences, which could harm our ability to market our products in the future.
Any adverse event involving our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, would require the dedication of our time and capital, distract management from operating our business and may harm our reputation.
Risks Related to Our Common Stock
To the extent we deliver shares upon conversion of the 5.00% Notes, the ownership interests of existing stockholders could be diluted and our stock price may be adversely impacted.
Upon conversion of the 5.00% Notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock. To the extent we choose to deliver shares upon conversion of some or all of the 5.00% Notes, this will result in a dilution to the ownership interests of existing stockholders and may depress our stock price.
We have significantly increased the total number of authorized shares of common stock under our certificate of incorporation, which could cause significant dilution.
Our management believes the successful achievement of our business objectives may require additional financing through one or a combination of the issuance of common stock in public or private equity offerings, debt financings, exercise of common stock warrants, collaborations, licensing arrangements, grants and government funding and strategic alliances. To effectuate that, in May 2023, we sought and obtained authorization from stockholders to increase the total number of authorized shares of common stock under our certificate of incorporation by 250,000,000 for a total of 450,000,000 shares. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution to our stockholders and may adversely affect the market price of our common stock.
Future issuances or sales of shares of our common stock may depress the price of our shares and be dilutive to our existing stockholders.
We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Any sales by us or by our existing stockholders of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, may cause the market price of our shares to decline. The exercise of any outstanding options or warrants, the issuance of future equity awards to retain and incentivize employees, and any other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock.
To the extent that we raise additional funds through the issuance and sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future may also have rights superior to existing stockholders. In addition, we have a significant number of options, warrants and restricted stock units outstanding. If the holders of these options, or warrants exercise, or the restricted stock units are released, our stockholders may incur further dilution.
We are likely to require additional capital in the future, and you may incur dilution to your stock holdings.
We have primarily relied upon capital from the sale of our securities to fund our operations. Although we have now commercialized the Accelerate Pheno system in the United States, Europe, and certain other regions, there can be no assurance that our commercialization efforts will be successful or that we will not continue to incur operating losses. We may require additional capital to continue to operate as a going concern in the near-term and may require additional capital in the future to expand our product offerings, expand our sales and marketing infrastructure, increase our manufacturing capacity, fund our operations, and continue our research and development activities. Our future funding requirements will depend on many factors, including:
•
our ability to address existing obligations, including our 2.50% Notes and 5.00% Notes;

•
our ability to obtain marketing authorization from the FDA or clearance from the FDA to market our product candidates;

•
market acceptance of our product candidates, if cleared;

•
the cost and timing of establishing sales, marketing and distribution capabilities;

•
the cost of our research and development activities;

•
the ability of healthcare providers to obtain coverage and adequate reimbursement by third-party payers for procedures using our products;

•
the cost and timing of marketing authorization or regulatory clearances;

•
the cost of goods associated with our product candidates;

•
the cost of customer disruptions due to supply disruptions;

•
the effect of competing technological and market developments; and

•
the extent to which we acquire or invest in businesses, products and technologies, including entering into licensing or collaboration arrangements for product candidates.

If we require additional capital, we may attempt to raise it through a variety of strategies, including the issuance and sale of additional shares of our common stock. Issuances of additional shares of our common stock or preferred stock in the future, whether in connection with a rights offering, follow-on offering or otherwise, would dilute existing stockholders and may adversely affect the market price of our common stock.
We cannot assure you that we will be able to obtain additional funds on acceptable terms, or at all. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets or delay, reduce the scope of or eliminate some or all of our product development.
If we do not have, or are not able to obtain, sufficient funds, we may be required to delay additional product development or license to third parties the rights to commercialize our products or technologies that we would otherwise seek to commercialize ourselves. We also may have to reduce marketing, customer support or other resources devoted to our product candidates or cease operations. Any of these factors could harm our operating results.
Our stock price has been volatile and may continue to be volatile and traded on low volumes.
The trading price of our common stock has been, and is likely to continue to be, highly volatile. Factors that may contribute to volatility in the price of our common stock include, but are not limited to:
•
difficulties in resolving our continuing financial condition and our ability to obtain additional capital to meet our financial obligations;

•
low trading volume currently prevailing in the market for our shares;

•
concentration of our stock with one individual large shareholder who could decide to materially reduce his position;

•
the substantial current short interest in our stock;

•
our failure to meet applicable Nasdaq listing standards and the possible delisting of our common stock from Nasdaq;

•
adverse regulatory decisions, including failure to receive regulatory approvals for any of our product candidates;

•
our success in commercializing our product candidates, if and when approved;

•
the introduction of new products or product enhancements by us or others in our industry;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or restructurings;

•
disputes or other developments with respect to our or others’ intellectual property rights;

•
product liability claims or other litigation;

•
quarterly variations in our results of operations or those of others in our industry;

•
sales of large blocks of our common stock, including sales by our executive officers and directors;

•
changes in senior management or key personnel;

•
changes in laws or regulations which adversely affect our industry or us;

•
changes in earnings estimates or recommendations by securities analysts; and

•
changes in general market, economic, and political conditions in the U.S., and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, other geopolitical uncertainties, public health concerns (including health epidemics, pandemics or outbreaks of communicable diseases), and responses to such events.

The market value of your investment in our common stock may rise or fall sharply at any time because of this volatility and also because of significant short positions that may be taken by investors from time to time in our common stock. During the year ended December 31, 2022, the sale price for our common stock ranged from $5.10 to $51.50 per share, and during the year ended December 31, 2021, the sale price for our common stock ranged from $42.70 to $150.00 per share. During the nine months ended September 30, 2023, the sale price of our common stock ranged from $3.81 to $11.90. The market prices for securities of medical technology companies like us historically have been highly volatile, and the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.
In addition, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our product offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources. Furthermore, negative public announcements of the results of hearings, motions or other interim proceedings or developments could have a negative effect on the market price of our common stock.
The ownership of our common stock is highly concentrated.
As of September 30, 2023, our directors and executive officers beneficially owned in the aggregate, approximately 31% of our outstanding common stock, including 25% beneficially owned, directly or indirectly, by our director, Jack Schuler. As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. The concentration of ownership also contributes to the low trading volume and volatility of our common stock. Certain of our major shareholders hold their shares in certificate form, further limiting trading volume.
Provisions in our Amended and Restated Certificate of Incorporation, as amended (our “Charter”) and Amended and Restated Bylaws (as amended, our “Bylaws”) and Delaware law may delay or prevent acquisition of our Company, which could adversely affect the value of our common stock.
Provisions contained in our Charter and Bylaws, as well as provisions of the Delaware General Corporation Law (“DGCL”), could delay or make it more difficult to remove incumbent directors or for a third party to acquire us, even if a takeover would benefit our stockholders. For example, our board of directors may fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. Special meetings of the stockholders may be called only by the President, a Vice President, our board of directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Additionally, our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 5.0 million shares of preferred stock, par value $0.001 per share, in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders, even where stockholders are offered a premium for their shares. Moreover, we are subject to the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

General Risk Factor
Current macroeconomic conditions and the uncertain economic outlook may remain challenging for the foreseeable future.
Global economic conditions may remain challenging and uncertain for the foreseeable future, including as a result of inflation, global health crises, international wars and disputes, and disruptions to the banking system due to bank failures, particularly in light of the recent events that have occurred with respect to Silicon Valley Bank and Signature Bank. These types of macroeconomic conditions have led to market disruptions and significant volatility in credit and capital markets in recent periods. These conditions not only limit our access to capital but also make it difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and they could cause U.S. and foreign hospitals and other customers to slow spending on our products, which would delay and lengthen sales cycles. Some of our customers rely on government research grants to fund technology purchases. If negative trends in the economy affect the government’s allocation of funds to research, there may be less grant funding available for certain of our customers to purchase technologies from us. Certain of our customers may face challenges gaining timely access to sufficient credit or may otherwise be faced with budget constraints, which could result in decreased purchases of our products or in an impairment of their ability to make timely payments to us. If our customers do not make timely payments to us, we may be required to assume greater credit risk relating to those customers and increase our allowance for doubtful accounts, and our days sales outstanding would be negatively impacted. Although we maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments, we may not continue to experience the same loss rates that we have in the past.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we incorporate herein by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to, statements about our future development plans and growth strategy, including plans and objectives relating to our future operations, products and performance; projections as to when certain key business milestones may be achieved; expectations regarding the potential or benefits of our products and technologies; projections of future demand for our products; our continued investment in new product development to both enhance our existing products and bring new ones to market; our expectations relating to current supply chain impacts and inflationary pressures, including our belief that we currently have sufficient inventory of Accelerate Pheno system instruments to limit the impact of cost increases on such devices; our expectations regarding our commercial partnership with BD, including anticipated benefits from such collaboration; our expectations and plans relating to regulatory approvals, including with respect to the FDA and 510(k) clearance for our Accelerate Arc Products; our plans to continue marketing and distributing the Accelerate Arc Products in Europe pursuant to our existing CE In Vitro Diagnostic Regulation (IVDR) registration; our liquidity and capital requirements, including, without limitation, as to our ability to continue as a going concern and our belief that we do not currently have adequate financial resources to fund our forecasted operating costs for at least twelve months from the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. In addition, all statements other than statements of historical facts that address activities, events, or developments the Company expects, believes, or anticipates will or may occur in the future, and other such matters, are forward-looking statements.
Future events and actual results could differ materially from those set forth in, contemplated or suggested by, or underlying the forward-looking statements. There can be no assurances that results described in forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, including, among other things, volatility throughout the global economy and the related impacts to the businesses of our suppliers and customers, such as customer demand fluctuations, supply chain constraints and inflationary pressures, as well as difficulties in resolving our continuing financial condition and ability to obtain additional capital to meet our financial obligations, including, without limitation, difficulties in obtaining adequate capital resources to fund our operations. Other important factors that could cause our actual results to differ materially from those in our forward-looking statements include those discussed herein, and in other reports filed with the SEC including but not limited to the risks in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”), the section entitled “Risk Factors” in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 and in the Company’s subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that we will retain key management personnel; we will be successful in the commercialization of our products; we will obtain sufficient capital to commercialize our products and continue development of complementary products; we will be successful in obtaining marketing authorization for our products from the FDA and other regulatory agencies and governing bodies; we will be able to protect our intellectual property; our ability to respond effectively to technological change; our ability to accurately anticipate market demand for our products; and that there will be no material adverse change in our operations or business and general market and industry conditions. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. Any forward-looking statements made by us in this prospectus and the documents that we incorporate speak only as of the date on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds to us from the offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discount and commissions and estimated offering expenses payable by us, assuming no issuance of Pre-Funded Units and no exercise of Warrants issued in connection with this offering.
We intend to use the proceeds of this offering to fund our Wave program through initial FDA 510(k) submission, to repay our outstanding 2.50% Notes, for working capital and for general corporate purposes.

DILUTION
If you purchase Securities in the offering, you will experience immediate dilution to the extent of the difference between the public offering price per share included as part of the Units or that may be issued upon exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units offered hereby and our net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of September 30, 2023, our net tangible book value was approximately $(35.0) million, or approximately $(2.42) per share.
After giving effect to the sale by us of           Units at a offering price of $      per share, and after deducting the underwriting discount and estimated offering expenses payable by us, but assuming that no Pre-Funded Units are sold in the offering and no exercise of any of the Warrants issued in connection with this offering, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $      million, or approximately $      per share. This represents an immediate decrease in net tangible book value of $      per share to existing stockholders and an immediate increase in net tangible book value of $      per share to new investors in this offering.
The following table illustrates this dilution on a per-share basis (unaudited):
Public offering price per Unit			$
Net tangible book value per share as of September 30, 2023		$(2.42)
Increase per share attributable to the offering	$
As adjusted net tangible book value per share after the offering			$
Dilution per share to new investors participating in the offering			$
A $0.10 increase or decrease in the public offering price of $      per share would increase or decrease the as adjusted net tangible book value per share by approximately $      and $      per share, respectively, and increase or decrease the increase in net tangible book value per share to investors participating in this offering by approximately $      and $      per share, respectively, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per share after giving effect to this offering would be $      per share, which amount represents an immediate decrease in net tangible book value of $      per share to existing stockholders and an immediate increase in net tangible book value of $      per share to new investors in this offering.
The number of shares of our common stock that will be outstanding immediately after this offering is based on 14,504,695 shares outstanding as of September 30, 2023 and excludes the following:
•
379,278 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $148.47 per share;

•
1,313,931 shares of our common stock issuable upon the vesting of outstanding restricted stock units which have not yet vested;

•
3,000,000 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

•
8,552,140 shares of our common stock reserved for issuance upon conversion of our outstanding 5.00% Notes due 2026 (based on the initial conversion rate of such notes), including 287,000 shares that were issued upon conversion between October 1, 2023 and November 30, 2023;

•
247,171 shares of our common stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $21.20 per share; and

•
any shares of our common stock that may be sold pursuant to the Securities Purchase Agreement.

DIVIDEND POLICY
To date, no dividends have been declared by the Board of Directors. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends for the foreseeable future. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our Board of Directors may deem relevant.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of           Units in the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the use of proceeds therefrom, and assuming no sale of any Pre-Funded Units in this offering and no exercise of the Warrants issued in connection with this offering.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, incorporated herein by reference.
	Actual (unaudited)		As Adjusted
	(in thousands except per share data)
Cash and cash equivalents		$20,162	$
Debt, including current portion:
Convertible notes		$66,944	$
Debt premium, unamortized debt discount and debt issuance costs, net		(30,103)
Convertible notes, net		34,053
Stockholders’ deficit:
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized; 0 shares issued and outstanding		—		—
Common stock, par value $0.001 per share; 450,000,000 shares authorized, 14,504,695 shares issued and outstanding, actual, shares issued and outstanding, as adjusted(2)		14
Contributed capital(1)		666,239
Treasury stock		(45,067)
Accumulated deficit		(655,859)
Accumulated other comprehensive loss		(360)
Total stockholders’ deficit		(35,033)
Total capitalization	$		$

(1)
As adjusted does not reflect the reclassification of a derivative liability to contributed capital related to our 5.00% Notes, which occurred on October 18, 2023 when the conversion price became fixed.

(2)
As adjusted reflects the number of shares of our common stock that will be outstanding immediately after this offering is based on 14,504,695 shares outstanding as of September 30, 2023 and excludes the following:

•
379,278 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $148.47 per share;

•
1,313,931 shares of our common stock issuable upon the vesting of outstanding restricted stock units which have not yet vested;

•
3,000,000 shares of our common stock reserved for future issuance under our 2022 Omnibus Equity Incentive Plan;

•
8,552,140 shares of our common stock reserved for issuance upon conversion of our outstanding 5.00% Notes due 2026 (based on the initial conversion rate of such notes), including 287,000 shares that were issued upon conversion between October 1, 2023 and November 30, 2023;

•
247,171 shares of our common stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $21.20 per share; and

•
any shares of our common stock that may be sold pursuant to the Securities Purchase Agreement.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering        Units and/or Pre-Funded Warrant Units. For each Pre-Funded Warrant Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Each Unit includes one share of our common stock and a warrant to purchase one share of our common stock. Each Pre-Funded Warrant Units includes a Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The shares of common stock or Pre-Funded Warrants and accompanying common warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants offered hereby.
Units
We are offering        Units. Each Unit consists of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to $      , which is    % of the public offering price of the Units. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.
Pre-Funded Units
We are offering the Pre-Funded Units at a price equal to the price per Unit, minus $0.01, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.01 per share of our common stock. Each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one share of our common stock and a Warrant to purchase one share of our common stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.
Common Stock
The material terms of our common stock are described under the caption “Description of Capital Stock” in this prospectus.
Warrants
Warrants Included in the Units and Pre-Funded Units
The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.
Duration and Exercise Price
The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The exercise price per whole share of our common stock purchasable upon exercise of the Warrants is $      per share, which is    % of the public offering price per Unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.
Exercisability
A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.
Cashless Exercise
If a registration statement registering the issuance of the common stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant.
Transferability
A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Warrant holders exercise their Warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.
Waivers and Amendments
No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.
Pre-Funded Warrants Included in the Pre-Funded Units
The following summary of certain terms and provisions of the Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant.
The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.01. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.
Duration and Exercise Price
The Pre-Funded Warrants offered hereby will have an exercise price of $0.01 per share. The Pre-Funded Warrants will be exercisable on the closing date of this offering and will expire upon exercise of the Pre-Funded Warrants. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.
Exercisability
The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise.
Cashless Exercise
If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrant.
Transferability
A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder
Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.
Waivers and Amendments
No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrant.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the DGCL and our Charter and Bylaws as in effect at the time of any offering. Copies of our Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.
Our Authorized Capital Stock
Our authorized capital stock consists of 455,000,000 shares with a par value of $0.001 per share, comprised of 450,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock. As of December [•], 2023, there were [•] shares of our common stock, net of treasury shares, and no shares of preferred stock issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
Under the terms of our Charter, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Preferred stock will be fully paid and nonassessable upon issuance.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
•
restricting dividends on the common stock;

•
diluting the voting power of the common stock;

•
impairing the liquidation rights of the common stock; or

•
delaying or preventing changes in control or management of our company.

Convertible Notes
As of September 30, 2023, we had $66.2 million aggregate principal amount outstanding of our 5.00% Notes. The 5.00% Notes mature on December 15, 2026 (the “Maturity Date”) and bear interest at a rate of 5.00% per annum. The Company pays interest on the 5.00% Notes by PIK, through the issuance of additional PIK Notes. The amount is paid to holders by increasing the principal amount of each outstanding 5.00% Note by an amount equal to the interest payable for the applicable interest period. The Company calculates PIK interest semi-annually on June 15 and December 15, on a compound basis based on the stated rate of 5.00%. The PIK Notes also incur interest at a rate of 5.00% per annum.
Holders of the 5.00% Notes who convert their 5.00% Notes in connection with a make-whole fundamental change (as defined in the 5.00% Notes Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. If a fundamental change occurs at any time prior to the Maturity Date, each holder will have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s 5.00% Notes, at a repurchase price equal to 100% of the principal amount thereof, plus, plus accrued and unpaid interest.
Redeeming the 5.00% Notes before June 15, 2025 could trigger a make-whole fundamental change as described above. On or after June 15, 2025 the Company may, at its option, redeem for cash all or a portion of the 5.00% Notes. If the Company does not redeem 100% of the 5.00% Notes then the redeemed amount is subject to minimums as outlined in the 5.00% Notes Indenture.
Each holder of the 5.00% Notes has the right at their option, to convert any portion of the 5.00% Notes at an initial conversion rate of 138.88889 shares of common stock per $1,000 principal amount of the 5.00% Notes. The Company cannot require the holders of the 5.00% Notes to convert at any time, but the holders can convert up to the Maturity Date. Effective October 18, 2023, the initial conversion rate was to be adjusted to a conversion rate calculated based on a conversion price of $7.20 per share of common stock plus 50% of the difference between the Post-Closing VWAP (as defined in the 5.00% Notes Indenture) and $7.20 (if such difference is a positive number), provided that in no event will the adjusted conversion rate be lower than 120.48193 per $1,000 principal amount of the 5.00% Notes, based on a conversion price of $8.30 per share of common stock (the “Conversion Option”). On October 18, 2023, the Company evaluated the conversion rate per the terms outlined above and determined the initial conversion rate of 138.88889 shares of common stock per $1,000 principal amount will continue to be the conversion rate through the remaining term of the 5.00% Notes.
The number of shares of common stock issuable upon conversion of the 5.00% Notes based on the initial principal amount and initial conversion rate (and after the conversion rate was fixed on October 18, 2023) is 9.2 million shares.
Anti-Takeover Provisions of Delaware Law and Charter and Bylaws
Delaware Law
We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless (1) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder obtained such status; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.
Certificate of Incorporation
Our Charter provides our board of directors with the express authority to issue up to 5,000,000 shares of serial preferred stock and to determine the price, rights, preferences and privileges of such preferred stock without stockholder approval. In addition, our Charter does not provide for cumulative voting. These rights may deter or impede a hostile takeover or change of control or management.

Bylaws
In addition, our Bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management.
Vacancies in our Board of Directors
Our Bylaws provide that any vacancy occurring in our board of directors may be filled by the affirmative vote of a majority of the remaining members of the board of directors. Each director so elected shall hold office until his or her successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
Special Meetings of Stockholders
Under our Bylaws, special meetings of stockholders may only be called by the President or a Vice President or the board of directors. Our Bylaws further provide that the Secretary shall call a special meeting following receipt of one or more written requests to call a special meeting from stockholders of record who own at least 10% of the voting power of our outstanding shares then entitled to vote on the matter or matters to be brought before the proposed special meeting.
Stockholder Action by Written Consent without a Meeting
Under our Bylaws, any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the Company. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered, written consents are delivered signed by a sufficient number of holders to take action.
Requirements for Notice of Stockholder Director Nominations and Stockholder Business
Under our Bylaws, nominations for the election of directors may be made by the board of directors or by any stockholder of record who complies with the applicable notice and other requirements set forth in our Bylaws.
If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our board of directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such nomination or other business and the information that such notice must contain.
These provisions of Delaware law and our Charter and Bylaws could prohibit or delay mergers or other takeovers or changes of control of the Company and may discourage attempts by other companies to acquire us, even if such a transaction would be beneficial to the Company’s stockholders.
Stock Exchange Listing
Our common stock trades on The Nasdaq Capital Market under the symbol “AXDX.”
Transfer Agent and Registrar
The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and its telephone number is (800) 733-1121.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income considerations applicable to the ownership and disposition of shares of our common stock (or Pre-Funded Warrants) and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock (or Pre-Funded Warrants) and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock (or Pre-Funded Warrants) and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our common stock (or Pre-Funded Warrants) and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:
•
insurance companies;

•
tax-exempt organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
regulated investment companies;

•
real estate investment trusts;

•
pension plans, individual retirement accounts and other tax deferred accounts;

•
persons that mark their securities to market;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
“dual resident” corporations;

•
persons that receive our common stock or Warrants as compensation for the performance of services;

•
owners that hold our common stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•
owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•
persons that have a functional currency other than the U.S. dollar; and

•
certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities for U.S. federal income tax purposes, or persons who hold our common stock (or Pre-Funded Warrants) or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock (or Pre-Funded Warrants) or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock (or Pre-Funded Warrants) or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of common stock (or Pre-Funded Warrants) or Warrants that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of common stock (or Pre-Funded Warrants) or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.”
There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock (or Pre-Funded Warrants) or Warrants.
Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Warrant
The purchase price for each Unit (or Pre-Funded Unit) will be allocated between each share of common stock (or Pre-Funded Warrant) and accompanying Warrant in proportion to their relative fair market values at the time the Unit (or Pre-Funded Unit) is purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of common stock (or Pre-Funded Warrant) and Warrant included in each Unit (or Pre-Funded Unit). We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of common stock (or Pre-Funded Warrant) and the accompanying Warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.
Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the Unit (or Pre-Funded Unit) between our shares of common stock (or Pre-Funded Warrant) and Warrants.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.01 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
Exercise or Expiration of Warrants
Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the common stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Warrant”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the common stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.
If, at the time a holder exercises its Warrants (or Pre-Funded Warrants), a registration statement registering the issuance of the shares of Common Stock underlying the Warrants (or Pre-Funded Warrants) under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant (or Pre-Funded Warrant). The tax consequences of a cashless exercise of a Warrant (or Pre-Funded Warrant) are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.
If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.
Distributions on Our Common Stock
We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.
Constructive Distributions on Our Warrants or Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our Warrants (or Pre-Funded Warrants), or an adjustment to the exercise price of such Warrants (or Pre-Funded Warrants), may be treated as a constructive distribution to a U.S. Holder of the Warrants (or Pre-Funded Warrants) if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our common stock). Adjustments to the exercise price of a Warrant (or Pre-Funded Warrants) made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant (or Pre-Funded Warrants) should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “— Distributions on our Common Stock”.
Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants
Upon the sale, exchange, or other taxable disposition of our common stock (or Pre-Funded Warrants) or Warrants, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the common stock (or Pre-Funded Warrants) or Warrants sold or exchanged. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock (or Pre-Funded Warrants) or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding
In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our common stock (or Pre-Funded Warrants) or Warrants, and to the proceeds of the sale, exchange or other disposition of our common stock (or Pre-Funded Warrants) and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
Exercise or Expiration of Warrants
In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant (or Pre-Funded Warrant) by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock, Pre-Funded Warrants or Warrants”.
The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.
Distributions on Our Common Stock
We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our common stock or if we are treated as making a constructive distribution to holders of our Warrants (or Pre-Funded Warrants), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants.”
Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non U.S. holder within the United States (as discussed below). A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a

“permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.
U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Constructive Distributions on Our Warrants or Pre-Funded Warrants
As described above under “— Tax Consequences to U.S. Holders — Constructive Distributions on our Warrants or Pre-Funded Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “— Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants (or Pre-Funded Warrants).
In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our common stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.
Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants
In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock (or Pre-Funded Warrants) or Warrants unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “— Tax Consequences to Non-U.S. Holders — Distributions on Our Common Stock” also may apply to such gain;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•
we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our common stock (and constructive distributions on our Warrants or Pre-Funded Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders — Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock (or Pre-Funded Warrants) and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock (or Pre-Funded Warrants) and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.
Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock (or Pre-Funded Warrants) and Warrants.
An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock (or Pre-Funded Warrants) or Warrants. The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock (or Pre-Funded Warrants) or Warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
William Blair & Company, L.L.C. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Securities set forth opposite its name below.
Underwriters	Number of Units	Number of Pre-Funded Units
William Blair & Company, L.L.C.
Craig-Hallum Capital Group LLC
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Securities sold under the underwriting agreement. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Securities when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Securities and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the Securities to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per Unit and $      per Pre-Funded Unit. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.
	Per Unit(1)	Per Pre-Funded Unit(2)	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us(3)

(1)
The price per Unit is equal to $     per share of common stock and $     per accompanying Warrant.

(2)
The price per Pre-Funded Unit is equal to $     per Pre-Funded Warrant and $       per accompanying Warrant.

(3)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $      million, which includes legal, accounting and printing costs and various other fees associated with the registration and listing of our common stock. We have also agreed to reimburse the

underwriters for certain expenses, including an amount not to exceed $       in connection with the clearance of this offering with the Financial Industry Regulatory Authority, as set forth in the underwriting agreement, in an amount not to exceed $150,000.
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional           shares of our common stock and/or additional Warrants to purchase up to             shares of common stock, and any combination thereof, within 30 days from the date of this prospectus solely to cover over-allotments, if any. The aggregate number of shares of our common stock sold pursuant to the underwriters’ option may not exceed 15% of the total number of shares of our common stock and Pre-Funded Warrants sold in the offering.
Concurrent Private Placement
Pursuant to the Securities Purchase Agreement, the Trust has agreed to backstop an offering by the Company for aggregate proceeds of $10 million. Accordingly, the Trust has agreed to purchase in a private placement, at the public offering price per Unit, Units equal to $10 million less the aggregate gross proceeds to the Company resulting from the issuance of Units in this offering. If the aggregate gross proceeds to the Company resulting from the issuance of Units in this offering is more than $10 million, the Trust has agreed to purchase $2 million of Units at the public offering price. In addition, the Trust has the right to purchase additional Units such that the total amount of Units purchased by the Trust equals $10 million.
No Sales of Similar Securities
We, our executive officers and directors and the selling stockholders have agreed not to sell or transfer any shares of our common stock or securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of our common stock, for 90 days after the date of the prospectus used to sell our common stock without first obtaining the written consent of William Blair & Company, L.L.C. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common stock;

•
sell any option or contract to purchase any shares of our common stock;

•
purchase any option or contract to sell any shares of our common stock;

•
grant any option, right or warrant to purchase any shares of our common stock;

•
make any short sale or otherwise transfer or dispose of any shares of our common stock;

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

•
demand that we file a registration statement related to our common stock.

The restrictions in the preceding paragraph do not apply to transfers of securities:
•
as a bona fide gift or gifts;

•
to an immediate family member or any trust for the direct or indirect benefit of the stockholder or an immediate family member of the stockholder;

•
if the stockholder is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the stockholder or (ii) distributions of shares of our common stock to limited partners, limited liability company members or stockholders of the stockholder;

•
if the stockholder is a trust, to the beneficiary of such trust;

•
by testate succession or intestate succession;

•
pursuant to the underwriting agreement; or

•
pursuant to a “change of control” of our company;

provided, in the case of a transfer described in bullets one through five above, that such transfer does not involve a disposition for value, and each transferee agrees to be subject to the restrictions described in the immediately preceding paragraph and that no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.
In addition, the transfer restrictions described above do not apply to:
•
the exercise of stock options granted pursuant to our equity incentive plans or warrants described in this prospectus, provided that the exercise does not require a filing under Section 16(a) of the Exchange Act;

•
the establishment of any 10b5-1 plan, provided that no sales of the stockholders’ common stock will be made under such plans for 90 days after the date of this prospectus; or

•
any transfers to our company in a transaction exemption from Section 16(b) of the Exchange Act to satisfy tax withholding obligations pursuant to our equity incentive plans or arrangements, provided that any such transfer does not require a filing under Section 16(a) of the Exchange Act.

Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXDX.” There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre- Funded Warrants on any securities exchange or other nationally recognized trading system.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares in the open market. In either case, any Warrants needed to close out a covered short position will be purchased by exercising the over-allotment option. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts and commissions received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Canada.
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area.
In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
MiFID II Product Governance
Any person offering, selling or recommending the securities, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
Sidley Austin LLP, New York, New York, will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Covington & Burling LLP, New York, New York, is acting as counsel to the underwriters in connection with certain legal matters related to this offering.
EXPERTS
The consolidated financial statements of Accelerate Diagnostics, Inc. appearing in Accelerated Diagnostics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein, by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to the date of the initial filing of the registration statement of which this prospectus forms a part until the offering of the securities covered by this prospectus is completed:
1.
Our Annual Report on Form 10-K, for the year ended December 31, 2022, as filed with the SEC on March 31, 2023;

2.
Our Quarterly Reports on Form 10-Q, for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023, for the quarter ended June 30, 2023, as filed with the SEC on August 14, 2023 and for the quarter ended September 30, 2023, as filed with the SEC on November 9, 2023;

3.
Our Current Reports on Form 8-K, as filed with the SEC on January 11, 2023, January 13, 2023, February 9, 2023, February 24, 2023, March 14, 2023, March 14, 2023, March 29, 2023, March 30, 2023, April 6, 2023, April 13, 2023, April 24, 2023, May 15, 2023, May 16, 2023, May 22, 2023, May 24, 2023, May 24, 2023, May 30, 2023, June 1, 2023, June 5, 2023, June 7, 2023, June 13, 2023, July 10, 2023, July 13, 2023, August 1, 2023, November 27, 2023 and December 13, 2023;

4.
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 1, 2023; and

5.
The description of the common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on December 26, 2012, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470 Tucson, Arizona 85714, Attention: Investor Relations, telephone: (520) 365-3100 option 8. You may also access these documents on our website at www.acceleratediagnostics.com.
Information on any Accelerate Diagnostics, Inc. website, any subsection, page, or other subdivision of any Accelerate Diagnostics, Inc. website, or any website linked to by content on any Accelerate Diagnostics, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.acceleratediagnostics.com.
Information on any Accelerate Diagnostics, Inc. website, any subsection, page, or other subdivision of any Accelerate Diagnostics, Inc. website, or any website linked to by content on any Accelerate Diagnostics, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Units
Each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock
Pre-Funded Units
Each Consisting of One Pre-Funded Warrant to Purchase One Share of
Common Stock and One Warrant to Purchase One Share of Common Stock
Shares of Common Stock Underlying the Warrants and the
Pre-Funded Warrants
ACCELERATE DIAGNOSTICS, INC.

Prospectus

Sole Book Running Manager
WILLIAM BLAIR
Co-Manager
Craig-Hallum Capital Group

                 , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.
Amount to be paid
SEC registration fee		$5,904
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
Total	$	*

*
To be filed by amendment.

Item 14.   Indemnification of Directors and Officers.
Indemnification Under the Delaware General Corporation Law
Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
Section 102(b)(7) of the DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:
(1)
for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)
for unlawful payments of dividends or unlawful stock purchases or redemptions; or

(4)
for any transaction from which the director derived an improper personal benefit.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.
Indemnification Under our Certificate of Incorporation and Bylaws
Article VIII, Section 1 of our Charter provides that, to the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director.
Article VIII, Section 2 of our Charter and Article V, Section 5.01 of our Bylaws provide that the Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by our board of directors.
The underwriting agreement provides for indemnification by the underwriters of the Company and its officers and directors, and by the Company of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with the offering.
Item 15.   Recent Sales of Unregistered Securities.
The Company entered into a Note Exchange Agreement (the “Note Exchange Agreement”) with certain holders of the Company’s outstanding 2.50% Notes due 2023. Pursuant to the Note Exchange Agreement, such holders of the 2.50% Notes agreed to exchange $55.9 million aggregate principal amount of the 2.50% Notes for $56.9 million in aggregate principal amount of 5.00% Notes due 2026 (inclusive of additional 5.00% Notes in respect of interest accrued on the 2.50% Notes from September 15, 2022). The Company also entered into a Note Purchase Agreement (the “Note Purchase Agreement”), dated June 9, 2023, with certain investors named therein. Pursuant to the Note Purchase Agreement, certain of the investors agreed to purchase $10.0 million in aggregate principal amount of additional 5.00% Notes from the Company.
The Company entered into a Consent and Amendment No. 1 (the “Consent and Amendment to Secured Promissory Note”) to the Secured Note, with the Trust. In accordance with the Consent and Amendment to Secured Promissory Note, the Company repurchased the Secured Note from the Trust in an aggregate principal amount of $34.9 million, plus accrued interest, by issuing approximately 3.4 million shares of common stock to the Trust which were valued for such purpose at $10.60 per share in exchange for the Secured Note.
The Company entered into Amendment No. 1 to the Securities Purchase Agreement (the “SPA Amendment”) with the Trust amending the March 2022 Securities Purchase Agreement. Pursuant to the March 2022 Securities Purchase Agreement, as amended by the SPA Amendment, the Company issued approximately 0.5 million shares of common stock, valued at an amended purchase price of $8.20 per share, to the Trust for proceeds of $4.0 million.
The Company entered into an additional Securities Purchase Agreement (as amended by the First Amendment to the Securities Purchase Agreement, dated as of December [   ], 2023, the “New Securities

Purchase Agreement”) with the Trust. Pursuant to the New Securities Purchase Agreement, the Trust is required, at the Company’s option, to either purchase approximately 1.4 million shares of common stock from the Company valued at $7.20 per share for an aggregate purchase price of $10.0 million or to backstop a public offering by the Company of common stock for aggregate proceeds of $10.0 million. If the Company elects to conduct a public offering of common stock and other investors purchase less than $10 million of common stock by February 15, 2024, the Trust will have the obligation to purchase $10.0 million of shares of common stock, less the amount of common stock purchased by other investors, and will have the right to purchase additional shares of common stock such that the total amount of common stock purchased by the Trust equals $10.0 million of shares of common stock. If the Company elects to conduct a public offering of common stock and other investors purchase $10.0 million of shares of common stock by February 15, 2024, the Trust has agreed, to purchase $2.0 million of shares of common stock at the public offering price for the backstopped offering. In addition, the Trust has the right to purchase additional Units such that the total amount of Units purchased by the Trust equals $10 million.
Item 16.   Exhibits and Financial Statement Schedules.
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act.
Exhibit	Description	Filing Information
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of Registrant	Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012
3.1.1	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C filed on July 12, 2013
3.1.2	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 15, 2016
3.1.3	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 15, 2019
3.1.4	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2021
3.1.6	Certificate of Amendment to Certificate of Incorporation of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2022
3.1.7	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 13, 2023
3.2	Amended and Restated Bylaws of Registrant	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 8-K for the fiscal year ended August 8, 2019
3.2.1	Amendment No. 1 to the Amended and Restated Bylaws of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 3, 2022
4.1	Specimen Common Stock Certificate	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018

Exhibit	Description	Filing Information
4.2	Indenture, dated March 27, 2018 between Registrant and U.S. Bank National Association, as trustee	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2018
4.3	Form of 2.50% Convertible Senior Note due 2023 (included in Exhibit 4.2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 28, 2018
4.4	Indenture, dated June 9, 2023, between the Company and U.S. Bank Trust Company, National Association.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
4.5	Form of 5.00% Convertible Senior Note due 2026 (included as Exhibit A to Exhibit 4.1)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
4.6	Form of Warrant*
4.7	Form of Pre-Funded Warrant*
4.8	Form of Warrant Agency Agreement*
5.1	Opinion of Sidley Austin LLP*
10.1	Registration Rights Agreement between Registrant and Abeja Ventures, LLC, dated as of June 26, 2012	Incorporated by reference to Exhibit 10.5 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012
10.2	CFO Offer Letter between Registrant and Steve Reichling, dated as of August 8, 2012	Incorporated by reference to Exhibit 10.10 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012
10.3	Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (as amended by the First Amendment to the Accelr8 Technology Corporation 2012 Omnibus Equity Incentive Plan and the Second Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan)	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2017
10.3.1	Third Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2017
10.3.2	Fourth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.9.6 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018
10.3.3	Fifth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2019
10.3.4	Sixth Amendment to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2020
10.3.5	Form of Nonqualified Stock Option Award Agreement under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 99.3 to the Form S-8 Registration Statement (No. 333-187439) filed by the Registrant on March 22, 2013

Exhibit	Description	Filing Information
10.3.6	Form of Incentive Stock Option Award Agreement under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 99.4 to the Form S-8 Registration Statement (No. 333-187439) filed by the Registrant on March 22, 2013
10.3.7	UK Sub-Plan under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.9.7 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018
10.4	Securities Purchase Agreement, dated December 24, 2020 by and among Registrant and the purchasers party thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2020
10.5	Registration Rights Agreement, dated December 24, 2020 by and among Registrant and the purchasers party thereto	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 28, 2020
10.6	Forward Stock Purchase Transaction, dated March 22, 2018, between Registrant and JPMorgan Chase Bank, National Association, London Branch	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 28, 2018
10.7	2019 Salary Waiver and Nonqualified Stock Option Grant Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2018
10.7.1	Form of 2019 Salary Waiver Agreement	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 28, 2018
10.8	2020 Salary Waiver and Nonqualified Stock Option Grant Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 8, 2020
10.8.1	Form of 2020 Salary Waiver Agreement	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on form 8-K filed on April 8, 2020
10.9	Agreement between Registrant and Jack Phillips, dated as of January 31, 2020	Incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2020
10.10	Rescission Agreement, dated September 17, 2021, by and among Registrant, the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust, Schuler Grandchildren LLC and the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 23, 2021
10.11	Securities Purchase Agreement, dated September 22, 2021, by and among Registrant, the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and Schuler Grandchildren LLC	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 23, 2021
10.12	Form of Exchange Agreement	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on September 23, 2021
10.13	Securities Purchase Agreement, dated March 24, 2022, by and between the Registrant and the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2022

Exhibit	Description	Filing Information
10.14	Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2022
10.15	Exchange Agreement, dated as of August 15, 2022, by and between the Registrant and the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 15, 2022
10.16	Secured Promissory Note, dated as of August 15, 2022, by the Registrant in favor of the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 15, 2022
10.17	Warrant, dated as of August 15, 2022, issued to the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 15, 2022
10.18	Security Agreement, dated as of August 15, 2022, by and between the Registrant and the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 15, 2022
10.19	Sales and Marketing Agreement, dated as of August 15, 2022, by and between the Registrant and Becton, Dickinson and Company	Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2022
10.20	Separation Agreement and Release, dated December 8, 2022, by and between the Registrant and Ron Price	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2022
10.21	Forbearance Agreement, dated as of March 9, 2023, by and among the Registrant, the Ad Hoc Noteholder Group and the Trustee	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2023
10.22	Restructuring Support Agreement, dated as of April 21, 2023 between the Registrant and Consenting Stakeholders	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 24, 2023
10.23	First Amendment to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2023
10.24	Note Exchange Agreement, date June 9, 2023, between the Company and certain investors named therein.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.25	Note Purchase Agreement, dated June 9, 2023, between the Company and certain investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.26	Form of Security Agreement, dated June 9, 2023, between the Company, as issuer, subsidiaries of the Company, as guarantors, and U.S. Bank Trust Company, National Association, as Collateral Agent	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.27
Form of Patent Security Agreement, dated June 9, 2023, by the Company, as pledgor, in favor of U.S. Bank Trust Company, National Association, as collateral agent (included as Exhibit 3 to Exhibit 10.3)
Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023

Exhibit	Description	Filing Information
10.28
Form of Trademark Security Agreement, dated June 9, 2023, by the Company, as pledgor, in favor of U.S. Bank Trust Company, National Association, as collateral agent (included as Exhibit 4 to Exhibit 10.3).
Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.29	Consent and Amendment No. 1 to Secured Promissory Note, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.30	Amendment No. 1 to Securities Purchase Agreement, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.	Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.31	New Securities Purchase Agreement, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.	Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on June 13, 2023
10.32	First Amendment to Note Purchase Agreement, dated December 11, 2023,between the Company and certain investors named therein.	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023
10.33	First Amendment to Securities Purchase Agreement, dated December 12, 2023, by and between the Registrant and the Jack W. Schuler Living Trust	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023
10.34	First Amendment to Note Exchange Agreement, dated December 11, 2023, between the Company and certain investors named therein.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 13, 2023
21.1	Subsidiaries of the Registrant	Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2023
23.1	Consent of Ernst & Young LLP	Filed herewith
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney	Contained on signature page hereto
107.1	Filing fee table	Filed herewith

*
To be filed by amendment

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 13, 2023.
ACCELERATE DIAGNOSTICS INC.,
By:
/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Phillips and David Patience, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jack Phillips Jack Phillips	Director, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2023
/s/ David Patience David Patience	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 13, 2023
/s/ Hany Massarany Hany Massarany	Chairman of the Board of Directors	December 13, 2023
/s/ John Patience John Patience	Director	December 13, 2023
/s/ Jack Schuler Jack Schuler	Director	December 13, 2023
/s/ Matthew W. Strobeck, Ph.D. Matthew W. Strobeck, Ph.D.	Director	December 13, 2023
/s/ Louise L. Francesconi Louise L. Francesconi	Director	December 13, 2023

Signature	Title	Date
/s/ Wayne C. Burris Wayne C. Burris	Director	December 13, 2023
/s/ Jenny Regan Jenny Regan	Director	December 13, 2023
/s/ Marran Ogilvie Marran Ogilvie	Director	December 13, 2023
/s/ Mark Black Mark Black	Director	December 13, 2023